Exhibit 10.2

Execution Version

CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT

This First Amendment to Amended and Restated Loan and Servicing Agreement dated as of June 27, 2023 (this “Amendment”), is among KREF Holdings VII LLC, a Delaware limited liability company (“Holdings”), KREF Lending VII LLC, a Delaware limited liability company (the “Borrower”), PNC Bank, National Association (“Collateral Custodian”), Midland Loan Services, a division of PNC Bank, National Association, as the Servicer (“Servicer”) and the Administrative Agent (“Administrative Agent”), and the Lenders (as defined below) as parties hereto.

PRELIMINARY STATEMENTS:

1.        Reference is made to the Amended and Restated Loan and Servicing Agreement dated as of December 20, 2022 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”) among Holdings, the Borrower, Collateral Custodian, Servicer, Administrative Agent, and the lenders from time to time as parties thereto (the “Lenders”).

2.           The parties to the Loan and Servicing Agreement have agreed to amend the Loan and Servicing Agreement as set forth herein.

3.           Capitalized terms used in this Amendment and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.

AGREEMENT:

In consideration of the foregoing and the mutual agreements contained in this Amendment, the receipt and sufficiency of which are acknowledged, the parties to this Amendment hereby agree as follows:

1.                 Amendments to Loan and Servicing Agreement.

(a)        The Loan and Servicing Agreement is hereby amended to reflect the changes which are attached as Exhibit A hereto (the Loan and Servicing Agreement as amended hereby, the “Amended Loan and Servicing Agreement”), such that the terms set forth in Exhibit A hereto which appear in bold and double underlined text (inserted text) shall be added to the Loan and Servicing Agreement and the terms appearing as text which is stricken (~~deleted text~~) shall be deleted from the Loan and Servicing Agreement.

(b)          Exhibit D to the Loan and Servicing Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto, which shall be Exhibit D to the Amended Loan and Servicing Agreement.

(c)         Benchmark Transition Date. The Advances outstanding currently accruing interest using LIBOR (as defined in the Loan and Servicing Agreement in effect immediately prior to the effective date of this Amendment) will continue to bear interest at such rate for the remainder of the Interest Period in which the effective date of this Amendment occurs, after which such Advances shall automatically be converted to Advances bearing interest at Adjusted Term SOFR plus the Applicable Spread, with such rate being determined in accordance with the Amended Loan and Servicing Agreement.

2.                 General Representations and Warranties.  Each party hereto represents to each other party hereto as follows:

(a)          Such party (i) has the power, authority and legal right to execute and deliver this Amendment and perform and carry out the terms of this Amendment and the transactions contemplated hereby and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by such party.

(b)          Each of this Amendment and the Amended Loan and Servicing Agreement, hereby constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(c)        The representations and warranties of such party contained in the Amended Loan and Servicing Agreement (other than asset level representations and warranties) are true and correct in all material respects (except for those representations and warranties that by their terms refer to a specified prior date).

3.                Borrower Representations and Warranties.  The Borrower represents to each other party hereto that, as of the date hereof, after giving effect to this Amendment, no event has occurred which constitutes an Event of Default or Unmatured Event of Default.

4.               Effectiveness.  This Amendment is effective on and as of the date when the last of the following conditions precedent has been satisfied in a manner satisfactory to the Initial Lender and Servicer:

(a)           The Initial Lender and Servicer shall have received a counterpart of this Amendment, duly executed by each of the parties hereto.

(b)           All representations of the Borrower and Holdings set forth herein are true and correct in all respects.

(c)          The Initial Lender and the Servicer has received payment in full of any fee, cost or expense required by this Amendment or any of the Transaction Documents to be paid.

5.               Reaffirmations.  Each party to the Loan and Servicing Agreement reaffirms all covenants set forth in the Loan and Servicing Agreement and the other Transaction Documents. Except as specifically provided herein, all terms and conditions of the Loan and Servicing Agreement remain in full force and effect, without waiver or modification. This Amendment and the Loan and Servicing Agreement are to be read together as one document. From and after the date hereof, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan and Servicing Agreement or any other Transaction Document to the Loan and Servicing Agreement or to any term, condition or provision contained “thereunder,” “thereof,” “therein” or words of like import, means and are a reference to the Amended Loan and Servicing Agreement.

6.               Successors and Assigns.  This Amendment is binding upon each party hereto and their respective successors and assign, and inures to the sole benefit of such party and its respective successors and assigns. Neither the Borrower nor Holdings has the right to assign their respective rights or delegate their respective duties under this Amendment.

7.                Costs, Expenses and Taxes.  The Borrower and Holdings affirm and acknowledge that Section 11.07 of the Loan and Servicing Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.

8.                 Governing Law; Severability.  This Amendment shall be governed by the laws of the State of New York. Wherever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9.               Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

10.              Amendment as a Transaction Document. This Amendment is a Transaction Document for all purposes of the Loan and Servicing Agreement and the other Transaction Documents.

(Signature Pages Follow)

The parties have caused this Amendment to be executed as of the date first above written.

THE BORROWER:

KREF LENDING VII LLC

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

HOLDINGS:

KREF HOLDINGS VII LLC

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

[Signature Page – First Amendment to Amended and Restated Loan and Servicing Agreement]

LENDERS:

[**]

By:
Name:
Title:

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

[Signature Page – First Amendment to Amended and Restated Loan and Servicing Agreement]

SERVICER AND ADMINISTRATIVE AGENT:

MIDLAND LOAN SERVICES, a Division of PNC Bank, National Association

By:	/s/ Ryan Hager
Name: Ryan Hager
Title: Senior Vice President

[Signature Page – First Amendment to Amended and Restated Loan and Servicing Agreement]

COLLATERAL CUSTODIAN:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jennifer Myers
Name: Jennifer Myers
Title: Vice President

EXHIBIT A

Amended Loan and Servicing Agreement

[See Attached]

Execution Version
Exhibit A to First Amendment to Amended and Restated Loan and Servicing Agreement

AMENDED AND RESTATED
 LOAN AND SERVICING AGREEMENT

among

KREF HOLDINGS VII LLC,
as Holdings,

KREF LENDING VII LLC,
as the Borrower,

PNC BANK, NATIONAL ASSOCIATION
as the Collateral Custodian,

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK,
NATIONAL ASSOCIATION,
as the Servicer and the Administrative Agent,

THE INITIAL LENDER, and
The other Lenders from time to time party hereto

KKR CAPITAL MARKETS LLC,
as the Sole Arranger,

Dated as of December 20, 2022

-i-

-ii-

-iii-

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Accounts
SCHEDULE III	Loan Assets and Loan Asset Schedule
SCHEDULE IV	Term Loan Series Information

EXHIBITS

EXHIBIT A	Form of Term Loan Series Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	[Reserved]
EXHIBIT D	Form of Notice of Borrowing
EXHIBIT E	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F	Form of Term Loan Note
EXHIBIT G	Form of Power of Attorney
EXHIBIT H	Form of Servicing Report
EXHIBIT I	Form of Release of Required Loan Documents
EXHIBIT J	[Reserved]
EXHIBIT K	Form of Advance Request
EXHIBIT L	[Reserved]
EXHIBIT M	Form of U.S. Tax Compliance Certificate
EXHIBIT N	Closing Date Loan Assets

-iv-

AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of December 20, 2022, by and among:

(1)          KREF HOLDINGS VII LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, “Holdings”);

(2)          KREF LENDING VII LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(3)         MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the Servicer (as defined herein) and as the Administrative Agent (as defined herein);

(4)          PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the Collateral Custodian (as defined herein);

(5)          THE INITIAL LENDER and each of the other LENDERS from time to time party hereto, as a Lender (as defined herein); and

(6)          KKR CAPITAL MARKETS LLC, as the arranger of the facility provided hereunder (in such capacity, the “Arranger”).

The parties hereto previously entered into a loan and servicing agreement, effective as of April 11, 2018 (as the same may have been amended from time to time, the “Original Servicing Agreement”), pursuant to which Borrower and/or Arranger engaged the Servicer to service certain Loan Assets loans that such Borrower originated or acquired from time to time in accordance with the provisions of the Original Servicing Agreement.  On December 20, 2019, the parties hereto entered into a First Amendment to Loan and Servicing Agreement (“1st Amendment”) and on May 9, 2022, the parties hereto entered into a Second Amendment to Loan and Servicing Agreement (“2nd Amendment”; together with the 1st Amendment, "Prior Amendments")).

The parties hereto desire to amend, restate and supersede the Original Servicing Agreement pursuant to the terms of this Agreement such that the Amendments are fully reflected in one document, the engagement of the Servicer is limited to that of only primary servicing the Closing Date Loan Assets and the mortgage loans that the Borrower acquires from time to time in accordance with the provisions of this Agreement, the Fee Letter and the Letter Agreement are amended and restated. The parties hereto agree that as of the date of this Agreement, the Servicer shall perform the scope of work as outlined in this Agreement with respect to the Mortgage Loans.

The Lenders have agreed, on the terms and conditions set forth herein, to continue to provide a secured term loan facility which shall provide for Advances under the Term Loan Series from time to time in the amounts and in accordance with the terms set forth herein.

The proceeds of the Advances will be used to finance the origination and acquisition of and investment by the Borrower in Eligible Loan Assets.

Accordingly, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.01                 Certain Defined Terms.

(a)              As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account Bank” means PNC Bank, National Association, in its capacity as the “Account Bank” pursuant to the Collection Account Agreement, or each other Person acting in the capacity as the “Account Bank” or such other similar term or capacity pursuant to any agreement replacing or substituting for the Collection Account Agreement.

“Accounts” means all deposit accounts maintained at the Account Bank by Servicer for the benefit of, the Borrower set forth on Schedule II, as updated from time to time.

“Action” has the meaning assigned to that term in Section 8.02.

“Additional Amount” has the meaning assigned to that term in Section 2.09(a).

“Adjusted Term SOFR” means for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Midland Loan Services, a division of PNC Bank, National Association, in its capacity as administrative agent for the Lenders, together with its successors and permitted assigns, including any successor appointed pursuant to Article X.

“Administrative Agent Expenses” means the expenses set forth in the Agent Fee Letter and any other accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts, in each case payable to the Administrative Agent under the Transaction Documents.

“Administrative Agent Fees” means the fees set forth in the Agent Fee Letter that are payable to the Administrative Agent, as such fee letter may be amended, restated, supplemented or otherwise modified from time to time, in each case payable to the Administrative Agent under the Transaction Documents.

“Advance” means with respect to any Term Loan Series, each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means, with respect to any Advance under any Term Loan Series, the Business Day occurring during the applicable Availability Period on which such Advance is made.

“Advance Rate” means, with respect to any Loan Asset included (or to be included) in the calculation of the Borrowing Base with respect to any Term Loan Series, the percentage determined for the property type of such Loan Asset determined on the applicable Advance Date in accordance with Schedule I to the Letter Agreement or as otherwise mutually determined by the Initial Lender and the Borrower.

“Advances Outstanding” means, at any time, with respect to any Term Loan Series, the sum of the outstanding principal amounts of Advances loaned to the Borrower under such Term Loan Series for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time.

“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person.

“Agent Fee Letter” means the Fee Letter, dated as of December 20, 2022, among the Administrative Agent, the Collateral Custodian, the Servicer, the Account Bank and the Borrower, as such letter may be amended, modified, supplemented, restated or replaced from time to time.

“Aggregate Outstanding Underlying Adjusted Loan Balance” means, with respect to any Term Loan Series, the aggregate Outstanding Underlying Adjusted Loan Balances of all Eligible Loan Assets included (or to be included) in the calculation of the Borrowing Base with respect to such Term Loan Series.

“Agreement” means this Amended and Restated Loan and Servicing Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

“Alternate Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 0.50% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively. The Alternate Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of the Administrative Agent or any Lender.

“Anti‐Money Laundering Law” means any requirement of Applicable Law relating to economic sanctions, terrorism, money laundering and bank secrecy, including but not limited to sanctions, prohibitions or requirements imposed by any executive order or by any sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, Executive Order 13224 issued on September 24, 2001 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (“USA PATRIOT Act”).

“Anti‐Terrorism Laws” means any Applicable Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi‐judicial tribunal or agency of competent jurisdiction.

“Applicable Spread” means, with respect to any Term Loan Series, the rate per annum set forth in the executed Term Loan Series Confirmation for such Term Loan Series, as such notice may be amended or otherwise modified from time to time by mutual agreement of the Borrower and the Lenders.

“Appraised Value” means the value assigned to the Outstanding Principal Balance of such Loan Asset by an appraiser to be selected by the Borrower; provided that if the Lenders believe that the appraisal does not reflect the value of the Loan Asset(s) subject to the appraisal then the Lenders may select a new appraiser with the consent of the Borrower and such appraiser’s valuation shall be conclusive and binding on all parties.

“Arranger” has the meaning assigned to that term in the preamble hereto.

“Assignment and Assumption Agreement” means an agreement among the Borrower (if required under Section 11.04), a Lender, the Administrative Agent and, unless executed in connection with an assignment under Section 11.04, the Majority Lenders in a form customarily provided by the LSTA and delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Availability Period” means, with respect to any Term Loan Series, the date commencing on the applicable Issuance Date and ending on the applicable Commitment Termination Date.

“Available Collections” means all cash Collections and other cash proceeds with respect to any Loan Asset deposited in the Collection Account, and all other amounts on deposit in the Collection Account from time to time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(c)(iv).

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” is deemed to have occurred with respect to a Person if either:

(i)               a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Laws, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 10 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii)            such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under the Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Benchmark” means, initially, the Term SOFR Reference Rate, unless otherwise set forth in the Term Loan Series Confirmation for such Term Loan Series; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(c).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Initial Lender in consultation with the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Initial Lender and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b)

any evolving or then‐prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar‐denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)               in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation  thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)              in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been, or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)             a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)              a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)               a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means,  in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the “90th day prior to the expected date of such event as of such public statement or publication of information (or, if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.18(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.18(c).

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrower AML Default” means, with respect to the Borrower, any one of the following events: (i) any representation or warranty contained Section 4.01(bb) is or becomes false or misleading at any time or (ii) the Borrower fails to comply with the covenant contained in Section 9.04(c)(1) at any time.

“Borrower Covered Entity” means each of (a) the Borrower and its subsidiaries, any guarantors and/or pledgors of collateral under this Agreement or any transaction document relating to the Loan Assets, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Borrowing Base” means, as of any date of determination with respect to any Term Loan Series, an amount equal to the sum of the Aggregate Outstanding Underlying Adjusted Loan Balance as of such date relating to such Term Loan Series.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit B hereto, prepared by the Borrower.

“Business Day” means a day of the year other than (i) Saturday or a Sunday or (ii) any other day on which commercial banks and/or insurance companies in New York, New York, Chicago, Illinois or the offices of the Account Bank, Collateral Custodian or Administrative Agent are authorized or required by applicable law, regulation or executive order to close.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (ii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd‐Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” is deemed to have occurred if (i) KREF fails to own 100% of the limited liability company membership interests in Holdings, directly or indirectly, (ii) KREF fails to Control the Borrower or (iii) Holdings fails to own 100% of the limited liability company membership interests in the Borrower, directly, free and clear of any Lien other than Permitted Liens.

“Closing Date” means April 11, 2018.

“Closing Date Loan Assets”: The mortgage loans listed on the initial Loan Asset Schedule attached hereto as Exhibit N.

“Code” means the Internal Revenue Code of 1986, as amended. “Collateral” has the meaning assigned to that term in Section 2.10.

“Collateral Custodian” means PNC Bank, National Association, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement, together with its successors and permitted assigns, including any successor appointed pursuant to Article XII.

“Collateral Custodian Fees” means the fees set forth in the Agent Fee Letter that are payable to the Collateral Custodian.

“Collateral Custodian Termination Expenses” has the meaning assigned to that term in Section 12.05.

“Collateral Custodian Termination  Notice” has the meaning assigned to that term in Section 12.05.

“Collateral Portfolio” means all right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in all assets of the Borrower securing the Obligations, including the property identified below in clauses (i) through (v), and all accounts, money, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, intellectual property, goods, equipment, fixtures, contract rights, general intangibles, documents, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, securities accounts, deposit accounts, inventory, investment property, letter‐of‐credit rights, software, supporting obligations, accessions or other property consisting of, arising out of, or related to any of the following (but excluding in each case any Delayed Draw Amounts):

(i)	the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after any related Cut‐Off Date, including, but not limited to, all Available Collections;

(ii)	the Portfolio Assets with respect to the Loan Assets referred to in clause (i);

(iii)	the Collection Account; and

(iv)	all income and Proceeds of the foregoing;

provided, that the Collateral Portfolio does not include any Loan Asset (or Proceeds thereof) that were Sold in accordance with the requirements of Section 2.07 effective as of its applicable Release Date.

“Collateral Quality Tests” means, for each Loan Asset, the Property Type Test, the Eligible MSA Test, the Maximum LTV Test, the Minimum NOI Coverage Test and the Minimum DSCR Test, in each case for such Loan Asset.

“Collection Account” means an Eligible Account established with the Account Bank pursuant to the Collection Account Agreement in the name of the Borrower and under the “control” (within the meaning of Section 9‐104 of the UCC) of the Administrative Agent for the benefit of the Secured Parties; provided that, subject to the rights of the Administrative Agent hereunder with respect to funds, the funds deposited therein from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account and each subaccount that may be established from time to time.

“Collection Account Agreement” means that certain Deposit Account Control Agreement, dated the Closing Date, among the Borrower, the Servicer, the Account Bank and the

Administrative Agent, establishing and governing the Collection Account and which permits the Administrative Agent on behalf of the Secured Parties to direct disposition of the funds in the Collection Account following a Notice of Exclusive Control, as such agreement may be amended, restated, modified, replaced or otherwise supplemented from time to time.

“Collections” means all collections and other cash proceeds with respect to any Loan Asset or other Portfolio Asset (including, without limitation, payments on account of interest, principal, prepayments, fees, guaranty payments and all other amounts received in respect of such Loan Asset or Portfolio Asset), all Recoveries, all Insurance Proceeds and proceeds of any liquidations or Sales in each case, attributable to such Loan Asset or Portfolio Asset, and all other proceeds or other funds of any kind or nature received by the Borrower or the Servicer with respect to any Underlying Collateral.

“Commitment” means, with respect to each Lender listed on Annex A to the Letter Agreement as providing a “Commitment”, (i) prior to the end of the applicable Availability Period, the dollar amount agreed by such Lender by executing the Term Loan Series Confirmation set forth opposite such Lender's name on Annex A to the Letter Agreement for such Term Loan Series (as such Annex A may be amended or otherwise modified from time to time) or the amount set forth as such Lender’s “Commitment” on the Assignment and Assumption Agreement relating to such Lender, as applicable as its “Commitment”, and (ii) without duplication, on or after the end of the applicable Availability Period, such Lenders’ Pro Rata Share of the aggregate Advances Outstanding under any Term Loan Series.

“Commitment Termination Date” means, with respect to any Term Loan Series, the earliest to occur of (i) the date that is 6 months after the Issuance Date (provided however, that such period shall be extended for (x) any Loan Asset for a period of 45 days if such Loan Asset is identified by the Borrower prior to the expiration of such 6 month period, (y) delayed draws associated with any Delayed Draw Loan Asset if such Delayed Draw Loan Asset is identified by the Borrower prior to the expiration of such 6 month period, or (z) as otherwise agreed between the Borrower and the Lenders), (ii) the date of the declaration, or automatic occurrence, of an Event of Default, (iii) the date any Advances are prepaid in full pursuant to Section 2.14(b)(i) hereof (other than with respect to any Term Loan Series that is established on such date in connection with such prepayment) or (iv) the occurrence of the termination of this Agreement pursuant to Section 2.14(c) hereof.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of  “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Initial Lender (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Initial Lender in a manner substantially consistent with market practice (or, if the Initial Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Initial Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Initial Lender  (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Cut‐Off Date” means, with respect to a Loan Asset, the date (which may be the Closing Date) such Loan Asset is Transferred to the Borrower.

“DBRS” means DBRS, Inc.

“Default Rate” means, as of any date of determination, (a) with respect to Advances, a rate per annum equal to the interest rate that is or would be applicable to such Advances at such time plus 2.0% and (b) with respect to Obligations other than Advances, a rate per annum equal to the highest interest rate for an outstanding Term Loan Series that is or would be applicable to Advances at such time plus 2.0%.

“Delayed Draw Amount” means with respect to any Delayed Draw Loan Asset, the aggregate maximum amount of the Borrower’s contractual obligations to provide additional funding with respect to such Loan Asset.

“Delayed Draw Loan Asset” means a Loan Asset that requires the Borrower to provide additional funding thereunder after the Cut‐Off Date for such Loan Asset.

“Determination Date” means the date that is 2 Business Days prior to the Payment Date.

"Effective Date " means December 20, 2022.

“Eligible Account” means (a) PNC Bank, National Association; (b) an account maintained with a federal or state chartered depository institution or trust company or an account or accounts maintained with the Servicer that has, in each case, a long‐term unsecured debt or deposit rating of at least “A” by DBRS (if rated by DBRS, or if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs); (c) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided that (i) any such institution or trust company has a capital surplus of at least $200,000,000 and (ii) any such account is subject to fiduciary funds on deposit regulations substantially similar to 12 C.F.R. § 9.10(b); or (d) any other account approved by the Rating Agency.

“Eligible Assignee” means (i) a Lender or any of its Affiliates, (ii) any Person managed by a Lender or any of its Affiliates, or (iii) any financial or other institution reasonably acceptable to the Administrative Agent acting at the direction of the Majority Lenders with respect to such Term Loan Series (other than the Borrower or an Affiliate thereof).

“Eligible Loan Asset” means a Loan Asset that, at the time of Transfer to the Borrower:

(i)       is a commercial mortgage loan (or a senior or pari‐passu participation therein) or mezzanine loan (provided that such mezzanine loan also includes the related commercial mortgage loan);

(ii)      is denominated and payable only in U.S. Dollars;

(iii)     the Loan Agreement relating thereto is governed by the laws of a State and the related Underlying Collateral is located in the United States;

(iv)     for which no Underlying Obligor Default has occurred or any other breach in any material respect of any other term set forth in the Loan Agreement therefor has occurred;

(v)     there are no proceedings pending or, to the best of the Borrower’s knowledge, threatened (x) with respect to a Bankruptcy Event with respect to any applicable Obligor, or (y) wherein any applicable Obligor, any other party or any governmental entity has alleged that such Loan Asset or its related Loan Agreement or any of its Required Loan Documents is illegal or unenforceable;

(vi)     is assignable to the Administrative Agent, for the benefit of the Secured Parties, as Collateral as provided hereunder;

(vii)    is not subject to any Liens other than Permitted Liens; and

(viii)  meets the Collateral Quality Tests;

provided that the Majority Lenders may waive any of the foregoing requirements in their sole discretion.

“Eligible MSA Test” has the meaning specified in the Letter Agreement.

“Environmental Laws” means any and all foreign, federal, State and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equityholder” means KREF in its capacity as the indirect owner of the membership interests in the Borrower.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a specified Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any trade or business described in clause (b) above or (d) a member of the same group of related business entities under Section 414(o) of the Code as such Person, any corporation described in clause (a) above, any trade or business described in clause (b) above or any member of any affiliated service group described in clause (c) above.

“Escrow Account” means with respect to the Loan Assets described in the Loan Asset Schedule, and subject to and as required by the terms of the related Loan Agreements, one or more accounts established and maintained by the Servicer into which any or all Escrow Payments shall be deposited promptly after receipt and identification. All Escrow Accounts shall be denominated “Midland Loan Services, a Division of PNC Bank, National Association for the benefit of “KREF Lending VII LLC and Various Obligors”, Escrow Account, or in such other manner as the Borrower and Initial Lender prescribes.

“Escrow Payment” means any amount received by the Servicer for the account of an Obligor for application toward the payment of taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures, and similar items in respect of the related Loan Asset.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.11(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Underlying Collateral and (b) any amount received in the Collection Account representing (i) any Escrow Payments, (ii) any amounts received on or with respect to a Loan Asset under any Insurance Policy that is required to be used to restore, improve or repair the related real estate or other assets of such Loan Asset or required to be paid to any Obligor under the Loan Agreement for such Loan Asset, (iii) any amount received in the Collection Account with respect to any Loan Asset that is otherwise Sold by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such Sale, and (iv) amounts deposited in the Collection Account which were not required to be deposited therein.

“Excluded Asset Amount” means, with respect to any Loan Asset subject to an Underlying Obligor Default, the lesser of (a) 50% of the Outstanding Principal Balance of such Loan Asset and (b) following the date that is 12 months after the occurrence of such Underlying Obligor Default, the Appraised Value of the Outstanding Principal Balance of such Loan Asset multiplied by the applicable Advance Rate, in each case, until such date, if any, such Underlying Obligor Default is cured or waived in accordance with the applicable underlying loan documentation.

“Excluded Taxes” means, with respect to any payment made by or on account of any obligation of the Borrower under this Agreement, any of the following Taxes imposed on or with respect to a Lender: (a) any income or franchise Taxes imposed on (or measured by) net income and any branch profits Taxes, in each case by (i) the jurisdiction under the laws of which such

Lender is organized or in which such Lender’s principal office is located or in which such Lender’s applicable lending office is located or (ii) a jurisdiction as the result of any other present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any loan or commitment made pursuant to this Agreement), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.09(d), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension” has the meaning assigned to that term in Section 2.16.

“Facility Termination Date” means the date on which the aggregate outstanding principal amount of the Advances under each Term Loan Series have been repaid in full and all accrued and unpaid interest thereon, Fees and all other Obligations (other than contingent indemnification obligations) have been paid in full, the Commitments of the Lenders hereunder have been terminated by the Borrower or the Majority Lenders in accordance with this Agreement and the Borrower has no further right to request any additional Advances.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date hereof (or any amended or successor version described above) and any intergovernmental agreements (or related rules, legislation or official administrative guidance) implementing such provisions of the Code or any non‐U.S. laws implementing the foregoing.

“Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve Bank of New York arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by Initial Lender from three federal funds brokers of recognized standing selected by Initial Lender in its sole discretion. Notwithstanding the foregoing or any other provision of this Agreement, the rate determined pursuant to this definition shall not be less than the Floor.

“Fee Letters” means the Agent Fee Letter and each fee letter agreement that shall be entered into by and among the Borrower, the Servicer and any Lender, including the Letter Agreement, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Fees” means the fees payable to the Servicer, the Administrative Agent, the Collateral Custodian, the Account Bank or other applicable agent or party pursuant to the terms of the Fee Letters or the other Transaction Documents.

“Final Maturity Date” means, for any Term Loan Series, the earliest to occur of (i) the Scheduled Maturity Date for such Term Loan Series (as it may be extended pursuant to Section 2.16), (ii) the date of the declaration of the Final Maturity Date for such Term Loan Series upon the occurrence of an Event of Default, or (iii) the occurrence of the termination of this Agreement pursuant to Section 2.14(c).

“First Amendment Effective Date” means June 27, 2023.

“Floor” means, with respect to any Term Loan Series, 0.0%.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government and any court or arbitrator having jurisdiction over such Person (including any supra‐national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Hazardous Materials” means all materials that are now or hereafter become subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead‐based materials, per‐ and polyfluoroalkyl substances, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Holdings” has the meaning assigned to that term in the preamble hereto.

“Holdings AML Default” means, with respect to Holdings, any one of the following events: (i) any representation or warranty contained Section 4.06(l) is or becomes false or misleading at any time or (ii) the Borrower fails to comply with the covenant contained in Section 9.03(c)(1) at any time.

“Holdings Covered Entity” means each of (a) Holdings and its subsidiaries, any guarantors and/or pledgors of collateral under this Agreement or any transaction document relating to the Loan Assets, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Indebtedness” means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (c) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (d) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (c) of this definition.

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01(a).

“Indemnified Party” has the meaning assigned to that term in Section 8.01(a).

“Indemnifying Party” has the meaning assigned to that term in Section 8.02.

“Independent Director” means Lisa M. Pierro.

“Indorsement” has the meaning specified in Section 8‐102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Advance” means the first Advance under the Term Loan Series 2018‐1 made pursuant to Article II.

“Initial Advance Date” means the date of funding of the Initial Advance.

“Initial Lender” has the meaning specified in the Letter Agreement.

“Initial Payment Date” means May 15, 2018.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral for such Loan Asset.

“Insurance Proceeds” means any amounts received on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation.

“Interest Collections” means, with respect to any Loan Asset, all Collections attributable to interest on such Loan Asset (including Collections attributable to the portion of the outstanding principal balance of a Loan Asset, if any, that represents interest which has accrued in kind and has been added to the principal balance of such Loan Asset), including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales or dispositions attributable to interest on such Loan Asset. Interest Collections expressly excludes any amendment fees, late fee, waiver fees, extension fees, prepayment fees or other fees (other than Fees) received in respect of a Loan Asset.

“Interest Period” means, with respect to any Advance, (a) initially, the period commencing on the Advance Date with respect to such Advance and ending on and including the next occurring 14th day of the Month; and (b) thereafter, each period commencing on the 15th day of the Month  and ending on and including the 14th day of the immediately succeeding Month; provided that all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if an Interest Period would extend beyond the Final Maturity Date related to such Advance, then such Interest Period shall end on such Final Maturity Date; (ii) to the extent the Advance Date referenced in clause (a) above is not a Payment Date, Term SOFR, shall be calculated based on one month Term SOFR as of the applicable Advance Date; and (iii) the first Interest Period shall end on May 14, 2018.

“Issuance Date” means the date any Term Loan Series is established in accordance with Section 2.01.

“KREF” means KKR Real Estate Finance Trust Inc.

“Lender” means collectively, the Initial Lender or any other Person to whom the Initial Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04 and any other party that becomes a lender pursuant to a Assignment and Assumption Agreement.

“Lender Covered Entity” means (a) Lender and its subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Lender Event of Default” means, with respect to any Lender, any one of the following events: (i) any representation or warranty contained Section 4.04(d) is or becomes false or misleading at any time or (ii) such Lender fails to comply with the covenant contained in Section 9.03(c)(3) at any time.

"Letter Agreement" means the Letter Agreement, dated as of December 20, 2022, among the Borrower, the Servicer, the Administrative Agent and the Initial Lender.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing), or the filing of or financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

"Loan Asset" means any loan or loan participation Transferred to the Borrower, which loan or loan participation includes, without limitation, (i) the Loan Asset File therefor, and (ii) all right, title and interest in and to the loan or loan participation and any Underlying Collateral, but excluding, in each case, any Delayed Draw Amounts. As of the Effective Date or Cut-Off Date, as applicable, the Loan Assets are listed on Schedule III.

“Loan Asset Checklist” means, with respect to each Loan Asset, an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian and the Servicer of all Loan Agreements and all other agreements, instruments, certificates or other documents and items executed or delivered in connection with a Loan Asset, including the Required Loan Documents therefor.

“Loan Asset File” means, with respect to each Loan Asset, a file containing each of the agreements, instruments, certificates and other documents and items set forth on the Loan Asset Checklist with respect to such Loan Asset.

"Loan Asset Schedule" means (a) the schedule of the Loan Assets and setting forth for each such Loan Asset, and as updated from time to time as in Section 6.09 hereto: (i) the current balance of such Loan Asset, (ii) the maturity date of such Loan Asset, (iii) the Term Loan Series for which such Loan Asset relates and (iv) the other information specified for such Loan Asset on Schedule III, as delivered by the Borrower to the Administrative Agent, the Collateral Custodian and the Servicer.

“Loan Assignment” means an agreement pursuant to which any Loan Asset not originated by the Borrower is Transferred to the Borrower (i) in a form substantially based upon the form document for loan assignments of the Loan Syndications and Trading Association, or (ii) in any other form reasonably agreed to by the Borrower and the Administrative Agent.

“Majority Lenders” means the Lenders representing an aggregate of more than 50% of the aggregate Commitments across all outstanding Term Loan Series at such time.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, liabilities (actual or contingent), performance or properties of the Borrower, (b) the validity or enforceability of this Agreement or any other Transaction Document or the validity or enforceability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Custodian, the Servicer, the Account Bank, the Administrative Agent, any Lender or any other Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document, or (e) the existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio; provided that, there shall be no Material Adverse Effect to the extent such Material Adverse Effect arises from the action (or inaction) of the Account Bank, the Servicer, the Collateral Custodian, the Administrative Agent or a Lender.

“Material Modification” means any amendment or waiver of, or modification or supplement to, or termination, cancellation or release of, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut‐Off Date for such Loan Asset which (i) reduces or forgives any or all of the principal amount due under such Loan Asset; (ii) delays or extends the maturity date for such Loan Asset or (iii) releases any Underlying Collateral or Obligor.

“Maximum Availability” means, with respect to any Term Loan Series at any time, the lesser of (i) the Maximum Facility Amount for such Term Loan Series at such time and (ii) the Borrowing Base for such Term Loan Series at such time.

“Maximum Facility Amount” has the meaning, with respect to any Term Loan Series, specified in the executed Term Loan Series Confirmation for such Term Loan Series.

“Maximum LTV Test” has the meaning specified in the Letter Agreement.

“Midland” means (a) Midland Loan Services, a division of PNC Bank, National Association, not in its individual capacity, but in its capacity as Administrative Agent and Servicer and (b) PNC Bank, National Association, not in its individual capacity, but solely as Collateral Custodian, in all cases, pursuant to the terms of this Agreement.

“Minimum DSCR Test” has the meaning specified in the Letter Agreement.

“Minimum NOI Coverage Test” has the meaning specified in the Letter Agreement.

“Month” means a calendar month.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

“NRSRO” means any nationally recognized statistical rating organization, including the Rating Agency.

“Non‐Exempt Person” means any Person other than a Person who is (or, in the case of a Person that is a disregarded entity, whose owner is) either (a) a “United States person” within the meaning of Section 7701(a)(30) of the Code or (b) has provided to the Servicer for the relevant year such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and which pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Internal Revenue Code of 1986, as amended from time to time and any successor statute, or (iii) any applicable rules or regulations in effect under clauses (i) or (ii) above, permit Midland to make any payments free of any obligation or liability for withholding; provided, that duly executed form(s) provided to Midland pursuant to Section 9.03(b), shall be sufficient to qualify the Person as a Non‐Exempt Person.

“Notice of Borrowing” means a written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit D.

“Notice of Exclusive Control” has the meaning specified in the Collection Account Agreement.

“Notice of Reduction” means a notice from the Borrower of a prepayment of the Advances Outstanding of any Term Loan Series pursuant to Section 2.14, in the form attached hereto as Exhibit E.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Servicer, the Account Bank, the Collateral Custodian or any other Secured Party arising under this Agreement or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances, Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Servicer, the Collateral Custodian, the Account Bank and any other Secured Party under this Agreement or any other Transaction Document, including, without limitation, any Fee Letter and costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Servicer, the Account Bank, the Collateral Custodian or any other Secured Party, including reasonable attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.

“Other Taxes” has the meaning assigned to that term in Section 11.07(b).

“Outstanding Principal Balance” means, at any time for any Loan Asset, the outstanding principal balance of such Loan Asset and the Delayed Draw Amount for such Loan Asset that has been funded, if any, in each case at such time.

“Outstanding Underlying Adjusted Loan Balance” means for any Eligible Loan Asset for any date of determination, an amount equal to the Advance Rate for such Loan Asset at such time multiplied by the Outstanding Principal Balance of such Loan Asset at such time.

“pari passu” with respect to the right of payment under any Indebtedness, means such Indebtedness is equal in rights of payment and seniority and is not (and cannot by its terms become) subject to any subordination (whether contractual or under Applicable Law) to the right of payment under any comparable Indebtedness, without consideration to any collateral security securing any such Indebtedness.

“Payment Date” means the 15th day of each Month, or, if such day is not a Business Day, the next succeeding Business Day and the Facility Termination Date, commencing on May 15, 2018.

“Payment Duties” has the meaning assigned to that term in Section 9.01(c)(ii).

“Pension Plan” has the meaning assigned to that term in Section 4.01(s).

“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the applicable Person, (c) Liens granted pursuant to or by the Transaction Documents, (d) with respect to the Underlying Collateral for any Loan Asset, (x) Liens in favor of the lenders, lead agent, administrative agent, collateral agent or similar agent for the benefit of all holders of Indebtedness relating to such Loan Assets and (y) “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (e) Liens routinely imposed on all securities by the Account Bank, to the extent permitted under the Collection Account Agreement.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Pledged Equity” has the meaning assigned to that term in Section 2.10.

“Portfolio Assets” means, with respect to any Term Loan Series, all Loan Assets owned by the Borrower, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(a)   any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b)   all rights with respect to the Loan Assets to which the Borrower is entitled as lender under the applicable Loan Agreement;

(c)   any Underlying Collateral securing the Loan Assets and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut‐Off Date and all net liquidation proceeds;

(d)   the Loan Asset Files related to the Loan Assets, any Records, and the documents, agreements, and instruments included in such Loan Asset Files or Records;

(e)   all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of the Loan Assets, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(f)   each Loan Assignment with respect to the Loan Assets (including, without limitation, any rights of the Borrower against the Transferor thereunder) and the assignment to the Administrative Agent, for the benefit of the Secured Parties, of all UCC financing statements, if any, filed by the Borrower against any Transferor under or in connection with such Loan Assignment;

(g)   the assignment to the Administrative Agent, for the benefit of the Secured Parties, of all UCC financing statements for the Loan Assets;

(h)   all records (including computer records) with respect to the foregoing; and

(i)   all Collections, income, payments, proceeds and other benefits of each of the foregoing.

“Potential Repayment Event” means, with respect to any Loan Asset, the occurrence of a Bankruptcy Event with respect to such Loan Asset or any Obligor of such Loan Asset.

“Prepayment Premium” has the meaning specified in the Letter Agreement.

“Principal Collections” means any cash Collections deposited in the Collection Account in accordance with the terms hereof, that are not Interest Collections, including, without limitation, all Recoveries or other proceeds of any liquidations or Sales of a Loan Asset, all Insurance Proceeds and all scheduled payments of principal, principal prepayments, all guaranty payments or other payments that reduce the Outstanding Principal Balance of a Loan Asset.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Initial Lender) (at the direction of the Majority Lenders) or any similar release by the Federal Reserve Board (as determined by the Initial Lender) (at the direction of the Majority Lenders).  Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective. Notwithstanding the foregoing or any other provision of this Agreement, the rate determined pursuant to this definition shall not be less than the Floor.

“Pro Rata Share” means, with respect to each Lender under any Term Loan Series, (1) at any time during the Availability Period for such Term Loan Series (i) with respect to the determination of Advances, the Undrawn Percentage of such Lender with respect to such Term Loan Series, and (ii) with respect to the allocation of Collections on any Payment Date or otherwise in connection with any distribution hereunder with respect to such Term Loan Series, the Funded Percentage of such Lender with respect to such Term Loan Series, and (2) on or after the Availability Period for such Term Loan Series, with respect to the allocation of Available Collections on any Payment Date or otherwise in connection with any distribution hereunder with respect to such Term Loan Series, such Lender’s Funded Percentage with respect to such Term Loan Series, where:

“Drawn Amount” of each Lender, means the Advances Outstanding of such Lender under the applicable Term Loan Series.

“Funded Percentage” for any Lender as of any date of determination, means the amount, expressed as a percentage, obtained by dividing (i) the Drawn Amount of such Lender for the applicable Term Loan Series, by (ii) the Advances Outstanding of all Lenders under such Term Loan Series.

“Undrawn Amount” for any Lender as of any date of determination, means the positive difference, if any, between (i) the Commitment of such Person for the applicable Term Loan Series, and (ii) the Drawn Amount of such Person for such Term Loan Series.

“Undrawn Percentage” for any Lender as of any date of determination, means the amount, expressed as a percentage, obtained by dividing (i) the Undrawn Amount of such Lender for the applicable Term Loan Series, by (ii) the aggregate Undrawn Amounts of all Lenders under such Term Loan Series.

“Proceeds” means, with respect to the Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property Type Test” means, with respect to a Loan Asset, that the Underlying Collateral for such Loan Asset is one of the following types of properties: office, multifamily, retail, industrial, mixed use or hospitality.

“Rating Agency” has the meaning assigned to that term in Section 3.02(d).

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the Transfer of and maintenance of the Loan Assets in the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower or the Servicer has generated, or in which the Borrower has otherwise obtained an interest, including documents under which the Borrower has acquired an interest pursuant to a Loan Assignment.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset is Sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer, the proceeds from the Sale of such Underlying Collateral, the proceeds of any related

Insurance Policy or any other recoveries (including interest proceeds recovered) with respect to such Underlying Collateral and amounts representing late fees and penalties, net of any amounts received that are required under the Loan Agreement for the applicable Loan Asset to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.11.

“Release Date” has the meaning assigned to that term in Section 2.07(b).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” has the meaning assigned to that term in Section 5.01(e)(iv).

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reportable Compliance Event” means any Lender Covered Entity, Borrower Covered Entity or Holdings Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti‐Terrorism Law or any predicate crime to any Anti‐Terrorism Law, or has knowledge to the effect that any aspects of its operations is in actual violation of any Anti‐Terrorism Law.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the date that is the 15th day of each Month or, if such date is not a Business Day, the immediately succeeding Business Day, commencing on May 15, 2018.

“Required Loan Documents” means, for each Loan Asset, the following documents or instruments, all as specified on the related Loan Asset Checklist, to the extent applicable for such Loan Asset: copies of the executed (a) guaranty, (b) loan agreement, (d) note purchase agreement, (e) sale and servicing agreement, (f) security agreement or mortgage, (g) indemnities and (h) promissory note, in each case as set forth on the Loan Asset Checklist.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding or (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding.

“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).

“Sale” has the meaning assigned to that term in Section 2.07(a).

“Sanctioned Country” means a country or territory subject to a sanctions program maintained under any Anti‐Terrorism Law (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any applicable Governmental Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any applicable Governmental Authority pursuant to Anti‐Terrorism Laws.

“Scheduled Maturity Date” means, for any Term Loan Series, the date that is five years after the earlier of (i) last Advance Date under such Term Loan Series and (ii) six months after the Issuance Date with respect to such Term Loan Series, as such date may be extended pursuant to Sections 2.16 and 11.01(b).

“Scheduled Payment” means each scheduled payment of principal or interest required to be made by an Obligor on a Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

“Secured Party” means each of the Administrative Agent, each Lender (together with its successors and assigns), each Indemnified Party, the Collateral Custodian, the Servicer, the Administrative Agent and the Account Bank.

“Servicer” means Midland Loan Services, a division of PNC Bank, National Association, not in its individual capacity, but solely as servicer pursuant to the terms of this Agreement, together with its successors and permitted assigns, including any successor appointed pursuant to Article VI.

“Servicer Clearing Account” means one or more commingled accounts maintained by Servicer for the collection of all amounts due from borrowers on all mortgage loans serviced by Servicer.

“Servicer Termination Event” means the occurrence of any one or more of the following events:

(a)   a Bankruptcy Event shall occur with respect to the Servicer;

(b)   the Servicer shall assign its rights or obligations as “Servicer” hereunder (other than as expressly provided herein) to any Person without the consent of the Administrative Agent (acting at the direction of the Majority Lenders);

(c)   any failure by the Servicer to observe or perform any covenant or other agreement of the Servicer set forth in this Agreement or the other Transaction Documents, which such failure has resulted in a Material Adverse Effect and continues to be unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the Servicer by the Administrative Agent (acting at the direction of the Majority Lenders) or the Borrower and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof (or such extended period of time reasonably approved by Borrower not to exceed 60 days in the aggregate provided that Servicer is diligently proceeding in good faith to cure such failure or breach); and

(d)   any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has resulted in a Material Adverse Effect and continues to be unremedied for a period of 30 days (if such inaccuracy can be remedied) after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent (acting at the direction of the Majority Lenders) or the Borrower and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof (or such extended period of time reasonably approved by Borrower not to exceed 60 days in the aggregate provided that Servicer is diligently proceeding in good faith to cure such failure or breach).

“Servicer Termination Expenses” has the meaning set assigned to that term in Section 6.01(b).

“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicing Fee” has the meaning specified in the Agent Fee Letter.

“Servicing Report” has the meaning assigned to that term in Section 6.09(b)(i).

“Servicing Standard” means that the Servicer shall diligently service and administer the Loan Assets it is obligated to service, pursuant to this Agreement on behalf of the Borrower in the best interests of and for the benefit of the Borrower and the Lenders as determined by the Servicer, in its reasonable judgment, and in accordance with applicable law, the terms of this Agreement and the Loan Agreements. To the extent consistent with the foregoing, the Servicer shall service the Loan Assets:

(i) in accordance with the higher of the following standards of care: (A) with the same care, skill, prudence and diligence with which the Servicer services and administers comparable commercial mortgage assets with similar borrowers for other third party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage servicers servicing commercial mortgage assets similar to the Loan Assets); (B) with the same care, skill, prudence and diligence with which the Servicer services and administers comparable mortgage assets owned by the Servicer; in the case of either clauses (A) and (B) above, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Loan Asset (and any related participation agreement);

(ii) with a view to the timely recovery of all payments of principal and interest, including payments at the maturity date therefor, under the Loan Asset; and

(iii) without regard to any conflict of interest arising from (A) any relationship, including as lender on any other debt, that Servicer, or any Affiliate thereof, may have with any of the related Obligors or any Affiliate thereof, or any other party to this Agreement; (B) the Servicer or any Affiliate thereof being a Lender; (C) the right of the Servicer, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; or (D) the ownership, servicing or management for others of any other commercial mortgage asset or real property not subject to this Agreement by the Servicer or any Affiliate thereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“State” means one of the fifty states of the United States or the District of Columbia.

“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.

“Taxes” means any present or future taxes, levies, imposts, duties, charges, withholdings, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term Loan Note” has the meaning assigned to such term in Section 2.01(a).

“Term Loan Series” has the meaning assigned to such term in Section 2.01(b).

“Term Loan Series 2018‐1” has the meaning assigned to such term in Section 2.01(b).

“Term SOFR” means a rate per annum equal to the Term SOFR Reference Rate (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) for a tenor of one month on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term

SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.11% (11 basis points) per annum; provided that for all Advances priced in Term SOFR made under any Term Loan Series established prior to the First Amendment Effective Date (included in the list of Term Loan Series’ established prior to the First Amendment Effective Date listed on Schedule IV), the “Term SOFR Adjustment” shall be deemed to be zero.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Initial Lender in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Transaction Documents” means this Agreement, any Term Loan Note, each Assignment and Assumption Agreement, each Loan Assignment, the Collection Account Agreement, the Fee Letters and each document, instrument or agreement related to any of the foregoing.

“Transfer” means the acquisition, transfer or assignment to the Borrower of a Loan Asset or other Portfolio Asset, whether such Loan Asset was originated by the Borrower or acquired by the Borrower pursuant to a Loan Assignment.

“Transferor” means any assignor of a Loan Asset under a Loan Assignment.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets pledged or mortgaged as collateral to secure repayment of such Loan Asset, including, mortgaged property and all proceeds from any sale or other disposition of such property or other assets.

“Underlying Obligor Default” means, with respect to any Loan Asset following the Cut‐Off Date relating thereto, the occurrence of one or more of the following events (any of which, for the avoidance of doubt, may occur more than once):

(a)   an Obligor payment default under such Loan Asset (after giving effect to any grace or cure period set forth in the applicable Loan Agreement);

(b)   any other Obligor event of default or similar event or circumstance under such Loan Asset for which the Borrower (or agent or required lenders pursuant to the applicable Loan Agreement, as applicable) has elected to exercise any of its rights and remedies under or with respect to such Loan Asset (including the acceleration of the loan relating thereto); or

(c)   a Bankruptcy Event with respect to any related Obligor.

“United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Unmatured Event of Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Whole Loan" shall have the meaning ascribed to it in Section 6.02(a).

Section 1.02           Other Terms.  All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03           Computation of Time Periods.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.04            Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a)          the singular number includes the plural number and vice versa;

(b)          reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by the Transaction Documents;

(c)          reference to any gender includes each other gender;

(d)          reference to day or days without further qualification means calendar days;

(e)          reference to any time means New York, New York time;

(f)          the term “or” is not exclusive;

(g)          reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(h)          reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(i)         reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05           Advances to Constitute Loans.  Notwithstanding any provision herein to the contrary, the parties hereto intend that the Advances made hereunder shall constitute a “loan” and not a “security” for purposes of Section 8‐102(15) of the UCC.

Section 1.06           Rates.  Neither the Administrative Agent nor Initial Lender represent, warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate,  Adjusted Term SOFR, Term SOFR  or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent, the Initial Lender and each of their respective affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent or Initial Lender may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II
THE FACILITY

2.01	Term Loan Notes and Advances.

(a)          Term Loan Notes. If requested by a Lender, the Borrower shall deliver a duly executed Term Loan Note (the “Term Loan Note”), in substantially the form of Exhibit F, for each Term Loan Series requested by such Lender. Interest shall accrue on such Term Loan Note, and such Term Loan Note shall be payable, as described herein.

(b)         Establishment of Term Loan Series.  On the terms hereinafter set forth, the Borrower may at its option, by delivery of a Term Loan Series Notice substantially in the form of Exhibit A to the Administrative Agent and the Lenders, from time to time on any Business Day on and after the Closing Date, request that the Lenders establish a new series of term loans hereunder (a “Term Loan Series”), which such Term Loan Series shall be on a pari passu basis with all other Term Loan Series and cross‐collateralized and secured on a pari passu basis with the Collateral (it being understood and agreed for the avoidance of doubt that a new Term Loan Series may be established with Loan Assets that have previously been prepaid in part pursuant to the terms and conditions of this Agreement).  The Lenders shall deliver a response to the Administrative Agent with respect to any Term Loan Series Notice no later than 5 Business Days after receipt thereof and to the extent any Lender fails to so respond, such Lender will be deemed to have rejected such request. The initial Term Loan Series established on the Closing Date is referred to herein as the “Term Loan Series 2018‐1”.  Each Term Loan Series will have the name assigned thereto in the executed Term Loan Series Confirmation for such Term Loan Series, bear interest at the Applicable Spread specified therein and have such other terms and conditions as are specified therein, as amended or otherwise modified from time to time with only the consent of the Borrower and the Lenders.

(c)          Advances.  On the terms and conditions hereinafter set forth, the Borrower may at its option, by delivery of a Notice of Borrowing to the Administrative Agent, from time to time on any Business Day from the Closing Date (in the case of the Term Loan Series 2018‐1) or applicable Issuance Date (in the case of any other Term Loan Series) until the end of the applicable Availability Period for such Term Loan Series, request that the Lenders make Advances to it in an amount which after giving effect to such Advances, would not cause the aggregate Advances Outstanding under such Term Loan Series to exceed the Maximum Availability for such Term Loan Series on such date; provided that with respect to an Advance proposed to be funded in connection with the Transfer of a Loan Asset (whether by origination, sale or contribution), such Loan Asset is an Eligible Loan Asset. Promptly upon receipt of such Notice of Borrowing, the Administrative Agent shall notify the Lenders of the requested Advance, and such Lenders shall make the Advance on the terms and conditions set forth herein. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Unmatured Event of Default or Event of Default has occurred and is continuing or would result therefrom or (ii) the aggregate Advances Outstanding of the applicable Term Loan Series would exceed the Maximum Availability for such Term Loan Series.  Notwithstanding anything contained in this Section 2.01 or elsewhere in this Agreement to the contrary, no Lender shall be obligated to make any Advance in an amount that would, after giving effect to such Advance, exceed such Lender’s Commitment (for such Term Loan Series) less the aggregate outstanding amount of any Advances funded by such Lender under such Term Loan Series. Each Advance to be made hereunder shall be made among the Lenders of such Term Loan Series in accordance with their Pro Rata Share.

Section 2.02	Procedure for Advances.

(a)          On any Business Day during the applicable Availability Period, the Borrower may request that the Lenders make Advances under a Term Loan Series, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b)          Each Advance shall be made upon delivery of a request for an Advance from the Borrower to the Administrative Agent and the Lenders, with a copy to the Collateral Custodian, no later than 2:00 p.m. two (2) U.S. Government Securities Business Days immediately prior to the proposed date of such Advance (which shall be a Business Day), in the form of a Notice of Borrowing. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate for the Term Loan Series for which such Advance is to be made (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), and shall specify:

(i)          the Term Loan Series under which such Advance is to be made;

(ii)         the aggregate amount of such Advance, which amount shall not cause the Advances Outstanding for the applicable Term Loan Series to exceed the Maximum Availability for such Term Loan Series (after giving effect to any Transfer effectuated from the use of proceeds thereof); provided that the amount of such Advance must be at least equal to $500,000;

(iii)          the proposed date of such Advance (which must be a Business Day);

(iv)         with respect to the initial Advance of a Term Loan Series proposed to be funded in connection with the addition of a Loan Asset to the Collateral Portfolio (whether by origination, sale or contribution), a description of such Loan Asset and whether such Loan Asset is a Delayed Draw Loan Asset and a written certification of the Borrower that such Loan Asset is an Eligible Loan Asset and demonstrating compliance with the Collateral Quality Tests for such Loan Asset as set forth on Exhibit K; and

(v)          a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied.

On the Advance Date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with instructions received by the Administrative Agent from the Borrower, make available to the Borrower, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Advance, by payment into the account which the Borrower has designated in writing.

(c)         The obligation of each Lender under a Term Loan Series to remit its Pro Rata Share of any Advance is several from that of each other Lender of such Term Loan Series and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligations hereunder.

Section 2.03           Repayment, Prepayment and Interest.

(a)         The Borrower shall repay to the Lenders on the Final Maturity Date for a Term Loan Series the aggregate principal amount of all outstanding Advances made under such Term Loan Series, together with all accrued and unpaid interest thereon. The Borrower shall also repay the outstanding principal amount of the Advances as provided in Sections 2.05 and 2.14.

(b)          Subject to Section 2.14 (including any Prepayment Premium provided for therein) and the other terms, conditions, provisions and limitations set forth herein, the Borrower may prepay Advances without any penalty, fee or premium. Any Advance or any portion thereof, once prepaid or repaid, may not be reborrowed without the prior written consent of the Lenders.

(c)         The Borrower shall pay interest on the outstanding principal amount of the Advances made under any Term Loan Series at a rate per annum equal to Adjusted Term SOFR for the applicable Interest Period plus the Applicable Spread, in each case for such Term Loan Series. Interest is payable on each Payment Date.

(d)          If any amount payable by the Borrower under this Agreement or any other Transaction Document is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at the Default Rate therefor. Upon the request of the Majority Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all Advances outstanding hereunder at the Default Rate therefor.

(e)          All computations of interest and all computations of interest and other fees hereunder shall be made on the basis of a year of 360 days (or, in the case of interest calculated by reference to clause (a) of the definition of Alternate Base Rate, on the basis of a year of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.

(f)          Interest rates are subject to the provisions of Section 2.18.

(g)         Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts that are treated as interest on such Advance under Applicable Law (collectively, “charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Advance but were not paid as a result of the operation of this Section 2.03(g) shall be cumulated and the interest and charges payable to such Lender in respect of other Advance or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender. Any amount collected by such Lender that exceeds  the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Advance or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Advance exceed the maximum amount collectible at the Maximum Rate.

(h)          In connection with the use or administration of Term SOFR, the Initial Lender (in consultation with the Borrower and the Administrative Agent) will have the right to make

Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.  The Initial Lender will promptly notify the Borrower, the Administrative Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.04          Continuation of Advances.  Subject to Sections 2.12 and 2.14, each Advance bearing interest at Adjusted Term SOFR, shall be automatically continued in whole to the next applicable Interest Period upon the expiration of the then current Interest Period with respect thereto.

Section 2.05           Remittance Procedures.  On each Payment Date, the Servicer, on  behalf  of  the  Borrower, shall instruct the Account Bank to apply funds on deposit in the Collection Account as described in this Section 2.05; provided that, at any time after delivery of Notice of Exclusive Control, the Administrative Agent shall instruct the Account Bank to apply funds on deposit in the Collection Account as described in this Section 2.05.

(a)         Interest Collection Payments. So long as no Event of Default has occurred and is continuing, the Servicer (on behalf of the Borrower) shall (as directed pursuant to the first paragraph of this Section 2.05) instruct the Account Bank to transfer Interest Collections with respect to any Term Loan Series held by the Account Bank in the Collection Account, in accordance with the Servicing Report, to the following Persons in the following amounts, calculated as of the most recent Determination Date, in the following order and priority:

(i)          first, to the Administrative Agent for distribution to the Administrative Agent, the Collateral Custodian, the Servicer and the Account Bank, in payment in full of all accrued fees, expenses and indemnities due hereunder or under any other Transaction Document and under the Fee Letters (including the Servicing Fee);

(ii)          second, to the Administrative Agent for distribution to each Lender, to pay such Lender’s ratable portion of accrued and unpaid interest of Advances Outstanding across all Term Loan Series then outstanding owing to such Lender under this Agreement;

(iii)          third, to the Administrative Agent for distribution to each Secured Party to pay expenses, fees and indemnities, in each case, which are then due and payable to such Secured Parties under this Agreement and the other Transaction Documents; and

(iv)          fourth, to the Equityholder or as the Equityholder may direct, any remaining amounts.

(b)          Principal Collection Payments. So long as no Event of Default has occurred and is continuing, and subject to Section 2.05(f), the Servicer (on behalf of the Borrower) shall (as directed pursuant to the first paragraph of this Section 2.05) instruct the Account Bank to transfer Principal Collections with respect to any Term Loan Series held by the Account Bank in the Collection Account, in accordance with the Servicing Report, to the following Persons in the following amounts, calculated as of the most recent Determination Date, in the following order and priority:

(i)          first, to the Administrative Agent for distribution to the appropriate Person to pay amounts due under Section 2.05(a)(i) but not paid thereunder;

(ii)          second, to the Administrative Agent for distribution to the appropriate Person to pay amounts due under Section 2.05(a)(ii) but not paid thereunder;

(iii)          third, to the Administrative Agent for distribution to the appropriate Secured Parties to pay amounts due under Section 2.05(a)(iii) but not paid thereunder;

(iv)          fourth, to the Administrative Agent for distribution to each Lender, to repay such Lender’s Pro Rata Share of the Advances Outstanding of the Term Loan Series related to the Loan Asset to which the applicable Principal Collection relates, in each case, until paid in full (it being understood and agreed that such amount may be only a portion of the outstanding amount with respect to such Advance); and

(v)          fifth, (A) if on such Payment Date there are ten or more Eligible Loan Assets as part of the Collateral Portfolio (with respect to all outstanding Term Loan Series), to the Equityholder or as the Equityholder may direct, any remaining amounts or (B) if on such Payment Date there are less than ten Eligible Loan Assets as part of the Collateral Portfolio (with respect to all outstanding Term Loan Series), any remaining amounts after application of Sections 2.05(b)(i) through 2.05(b)(iv), inclusive, on such Payment Date, to be held in the Collection Account and applied, when and if applicable, in accordance with Section 2.05(c), Section 2.05(e) or Section 2.14(b)(i).

(c)         Payment Date Transfers Upon the Occurrence of the Final Maturity Date. After the occurrence of the Final Maturity Date for any Term Loan Series (by declaration, automatic occurrence or otherwise), so long as no Event of Default has occurred and is continuing, and subject to Section 2.05(f), the Servicer (on behalf of the Borrower) shall (as directed pursuant to the first paragraph  of this Section 2.05) instruct the Account Bank to transfer all Collections with respect to such Term Loan Series held by the Account Bank in the Collection Account, in accordance with the Servicing Report, to the following Persons in the following amounts, calculated as of the most recent Determination Date, in the following order and priority:

(i)          first, to the Administrative Agent for distribution to the appropriate Person to pay amounts due under Sections 2.05(a)(i) and 2.05(b)(i) but not paid thereunder;

(ii)          second, to the Administrative Agent for distribution to the appropriate Person to pay amounts due under Section 2.05(a)(ii) but not paid thereunder;

(iii)          third, to the Administrative Agent for distribution to the appropriate Secured Party to pay amounts due under Section 2.05(a)(iii) but not paid thereunder;

(iv)          fourth, to the Administrative Agent for distribution to the appropriate Person to pay amounts due under Section 2.05(b)(iv) but not paid thereunder;

(v)          fifth, to the Administrative Agent for distribution to each Lender, to repay such Lender’s Pro Rata Share of the Advances Outstanding of such Term Loan Series until paid in full;

(vi)          sixth, to the Administrative Agent for distribution to each Secured Party to pay any other Obligations due and payable to such Persons (other than with respect to the repayment of Advances made under another Term Loan Series and not then due and payable) under this Agreement and the other Transaction Documents; and

(vii)          seventh, to the Equityholder or as the Equityholder may direct, any remaining amounts.

(d)         Insufficiency of Funds. The parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents, together with interest accrued as set forth in Section 2.03(d) from the date when due until paid hereunder.

(e)         Application of Payments after an Event of Default. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and at the direction of the Majority Lenders shall) instruct the Account Bank to transfer all Collections in the Collection Account as instructed by the Administrative Agent to be applied in the following order and priority:

(i)          first, for distribution to the Administrative Agent, the Collateral Custodian, the Servicer and the Account Bank, in payment in full of all accrued fees, indemnities and expenses due hereunder or under any other Transaction Document and under the Fee Letters;

(ii)         second, to the Administrative Agent for distribution to each Secured Party to pay any Obligations then due and payable to such Persons (other than with respect to interest or the repayment of Advances) under this Agreement and the other Transaction Documents;

(iii)          third, to the Administrative Agent for distribution to each Lender, to pay such Lender’s Pro Rata Share of accrued and unpaid interest owing to such Lender under this Agreement;

(iv)          fourth, to the Administrative Agent for distribution to each Lender, to repay such Lender’s Pro Rata Share of the Advances Outstanding of all Term Loan Series until paid in full; and

(v)          fifth, the balance, if any, after all obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

provided that, (i) once any such Event of Default is no longer continuing, this subsection (e) shall no longer apply and all funds on deposit in the Collection Account shall be applied in the order set forth in subsections (a) through (c) of this Section 2.05, as applicable, including payments due to the Equityholder and (ii) all payments made in accordance with this Section 2.05(e) shall be made across all Term Loan Series then outstanding on a ratable basis prior to a Lender receiving its Pro Rata Share. It is hereby understood and agreed that the Administrative Agent may deliver a Notice of Exclusive Control to the Account Bank after the occurrence and during the continuance of an Event of Default until such Event of Default is no longer continuing.

(f)         Application of Payments after Occurrence of Underlying Obligor Default. Notwithstanding anything herein to the contrary, after the occurrence and during the continuance of an Underlying Obligor Default, unless such Underlying Obligor Default is cured on the terms set forth below, all funds on deposit in the Collection Account constituting Principal Collections shall be applied in the order set forth in Section 2.05(b) and 2.05(c) with the exception that any payments due to the Equityholder thereunder shall not be made to the extent that the aggregate amount of the Outstanding Principal Balances for all Term Loan Series (adjusted as described in this Section 2.05(f)) at such time plus all amounts on deposit in the Collection Account constituting Principal Collections at such time is not at least equal to the product of (x) the aggregate amount of Advances Outstanding for all Term Loan Series under this Agreement at such time and (y) 1.1. Notwithstanding the foregoing, if an Underlying Obligor Default has occurred and is continuing but sufficient funds have been held in the Collection Account to rebalance the amount of Outstanding Principal Balances as described above, application of Principal Collections shall revert to the application prescribed in subsections (b) and (c) above and payments due to the Equityholder shall resume. If any such Underlying Obligor Default is cured (provided that any such Underlying Obligor Default may only be cured with the consent of the Lenders), this subsection (f) shall no longer apply and all funds on deposit in the Collection Account shall be applied in the order set forth in subsections (b) and (c) of this Section 2.05, including payments due to the Equityholder. For purposes other than those set forth in this Section 2.05(f), at any time an Underlying Obligor Default has occurred and is continuing, each Borrowing Base that includes a Loan Asset for which the Underlying Obligor Default has occurred shall be reduced by the Excluded Asset Amount for such Loan Asset. It is hereby understood and agreed that the Administrative Agent may deliver a Notice of Exclusive Control to the Account Bank after the occurrence and during the continuance of an Event of Default until such Event of Default is no longer continuing.

Section 2.06          Instructions to the Account Bank.  All instructions and directions given to the Account  Bank by the Servicer, the Borrower or the Administrative Agent (as applicable) pursuant to Section 2.05 shall be in writing (including instructions and directions transmitted to the Account Bank by telecopy or e‐mail).  The Servicer and the Borrower shall transmit to the Administrative Agent by telecopy or e‐mail a copy of all instructions and directions given to the Account Bank by such party pursuant to Section 2.05 concurrently with the delivery thereof. The Administrative Agent shall transmit to the Servicer and the Borrower by telecopy or e‐mail a copy of all instructions and directions given to the Account Bank by the Administrative Agent, pursuant to Section 2.05 concurrently with the delivery thereof.

Section 2.07           Sale of Loan Assets; Affiliate Transactions.

(a)          Sales. The Borrower may sell or otherwise transfer or dispose of any Loan Asset (a “Sale”) so long as (i) no Event of Default has occurred and is continuing, or would result from such Sale, and no event has occurred and is continuing, or would result from such Sale, which constitutes an Unmatured Event of Default, (ii) the net cash proceeds from such Sale are deposited in the Collection Account and (iii) the conditions set forth in Section 2.07(c) for such Sale are satisfied.

(b)          Release of Lien. Upon confirmation by the Administrative Agent of the deposit of the amounts set forth in Section 2.07(a) in cash into the Collection Account and the fulfillment of the other terms and conditions set forth in this Section 2.07 for a Sale (such date of fulfillment, a “Release Date”), then the Loan Assets and related Portfolio Assets subject of such Sale shall be removed from the Collateral Portfolio. Subject to compliance by the Borrower with the immediately prior sentence, on the Release Date of each subject Loan Asset and related Portfolio Assets, the Administrative Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to have released all right, title and interest and any Lien of the Administrative Agent, for the benefit of the Secured Parties in, to and under such Loan Asset and related Portfolio Assets and all future monies due or to become due with respect thereto, without recourse, representation or warranty of any kind or nature.

(c)          Conditions to Sales. Any Sale of a Loan Asset is subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent by the Borrower):

(i)        the Borrower shall deliver a Borrowing Base Certificate for the applicable Term Loan Series to the Administrative Agent in connection with (and reflecting) such Sale and the aggregate Advances Outstanding for the applicable Term Loan Series (after giving effect to repayments made in connection with such Sale) do not exceed the Maximum Availability for such Term Loan Series;

(ii)        the Borrower shall deliver a list of all Loan Assets to be subject of a Sale and for each such Loan Asset, identify the Term Loan Series for which such Loan was included in the Borrowing Base with respect thereto or acquired with Advances made thereunder;

(iii)          the Borrower shall give ten Business Days’ notice of such Sale;

(iv)          the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any Sale;

(v)          any repayment of Advances Outstanding in connection with any Sale hereunder shall comply with the requirements set forth in Section 2.14; and

(vi)          the net cash consideration in connection with such sale shall equal at least 97% of the Outstanding Principal Balance of the Loan Asset subject to such sale.

(d)          Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Borrower shall not Sell Loan Assets to the Equityholder or to Affiliates of the Equityholder, and no Transferor nor any Affiliates thereof will have a right or ability to purchase any Loan Asset, unless (i) such transfer is pursuant to (and in compliance with the terms, conditions and requirements set forth in) Section 2.07 hereof, and (ii) to the extent any Loan Asset is sold for less than the Outstanding Underlying Adjusted Loan Balance thereof in cash, such sale has been consummated on an arms’ length basis.

Section 2.08            Payments and Computations, Etc.

(a)        All amounts to be paid or deposited by the Servicer from amounts received on the Loan Assets on the Borrower’s behalf, hereunder and in accordance with this Agreement shall be paid or deposited in accordance with the terms hereof so that funds are received by the Lenders no later than 2:00 p.m. on the day when due in lawful money of the United States in immediately available funds to the account specified in writing by the applicable Lender to the Servicer or such other account as is designated by the Administrative Agent. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason.

(b)         Other than as otherwise set forth herein, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time is reflected in the computation of interest and fees.

(c)          To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent.

9.            Taxes.

(a)         All payments made by an Obligor in respect of a Loan Asset and all payments made by the Borrower or, at the direction of the Borrower, made by the Servicer from the Collection Account on behalf of the Borrower (to the extent amounts are available in the Collection Account) under this Agreement or any other Transaction Document will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Taxes are required by Applicable Law to be withheld from any amounts payable to any Indemnified Party, then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made. Any amounts deducted or withheld pursuant to this Section 2.09(a) will be timely paid by the Borrower or Servicer to the applicable Governmental Authority in accordance with Applicable Law. The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Borrower (or Servicer on Borrower’s behalf, solely as provided in this clause (a), and at all times subject to Section 2.09(c)) under this Agreement will not, however, apply with respect to Excluded Taxes.

(b)          The Borrower will indemnify each Indemnified Party for (i) the full amount of Taxes (other than Excluded Taxes) payable by such Person in respect of, or required to be withheld from, payments made by or on behalf of the Borrower hereunder, including Taxes imposed or assessed on or attributable to Additional Amounts, and (ii) to the extent not described in clause (i), Other Taxes, payable by such Person, in each case, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on behalf of a Lender, shall be conclusive absent manifest error. All payments in respect of this indemnification shall be made within 15 days from the date a written invoice therefor is delivered to the Borrower, with a copy to the Servicer.

(c)         Within 15 days after the date of any payment by the Borrower or, at the direction of the Borrower, by the Servicer from the Collection Account on behalf of the Borrower (to the extent amounts are available in the Collection Account) to the applicable Governmental Authority of any Taxes pursuant to this Sections 2.09 and 11.07(b), the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent at the applicable address set forth on this Agreement, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent to the extent received by Servicer or Borrower, as applicable. For the avoidance of doubt, in no case or circumstance is the Servicer liable to pay any Taxes, and if it pays any such amounts, it will solely be on behalf of the Borrower, from the Collection Account to the extent amounts are available therein.

(d)         Each Lender (including any assignee thereof) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non‐U.S. Lender”) shall deliver to the Borrower and the Servicer two properly completed and duly executed copies of whichever (if any) of the following is applicable for claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on any payment by the Borrower under this Agreement: (i) U.S. Internal Revenue Service Form W‐8BEN or W‐8BEN‐E (claiming the benefits of an applicable tax treaty), W‐8IMY, W‐8EXP or W‐8ECI, or (ii) in the case of a Non‐U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit M to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code (a “Tax Compliance Certificate”) and a Form W‑8BEN or W‑8BEN‑E, in each case (x) with any required attachments (including, with respect to any Lender that provides an U.S. Internal Revenue Service Form W‑8IMY, any of the forms or other documentation described in clauses (i) and (ii) for any of the direct or indirect owners of such Lender) and (y) any subsequent versions thereof or successors thereto. In addition, each Lender (including any assignee thereof) that is not a Non‑U.S. Lender shall deliver to the Borrower and the Servicer two copies of U.S. Internal Revenue Service Form W‑9, properly completed and duly executed and claiming complete exemption, or shall otherwise establish an exemption, from U.S. backup withholding. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement. In addition, each Lender shall deliver such forms promptly upon receiving notice of the obsolescence, expiration or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Servicer at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Servicer

(or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver. Midland is entitled to withhold all amounts required to be withheld by Applicable Law from any payment hereunder to any Lender until such Lender shall have furnished to the Servicer any requested forms, certificates, statements or documents. For the purposes of this Section 2.09(d), “Lender” shall include any other recipients of payments on the Collateral as directed by any Lender to Midland.

(e)          A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower and the Servicer, at the time or times prescribed by applicable law and reasonably requested by the Borrower or the Servicer, such properly completed and executed documentation or information prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate (or otherwise permit the Borrower and the Servicer to determine the applicable rate of withholding), provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not subject such Lender to any material unreimbursed cost or expense or would not materially prejudice the legal or commercial position of such Lender. If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Servicer at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Servicer such documentation prescribed by law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Servicer as may be necessary for the Borrower and Servicer to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)          If any Lender determines, in its sole discretion, that it has received a refund of any Taxes for which it was indemnified by the Borrower, or the Servicer on behalf of the Borrower, in each case, pursuant to this Section 2.09 or with respect to which the Borrower or the Servicer on behalf of the Borrower, in each case, has paid Additional Amounts pursuant to this Section 2.09, it shall pay to the Borrower or the Servicer, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or the Servicer on behalf of the Borrower, in each case, under this Section 2.09 with respect to the Taxes or Additional Amounts giving rise to such refund), net of all reasonable out‐of‐pocket expenses (including additional Taxes, if any) of such Lender, as the case may be, incurred in obtaining such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this Section 2.09(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this Section 2.09(f), in no event will the Lender be required to pay any amount to the Borrower pursuant to this Section 2.09(f) the payment of which would place the Lender in a less favorable net after‐Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g)          Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.09 shall survive the termination of this Agreement.

10.         Grant of a Security Interest.  To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by such party pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, (i) the Borrower hereby grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) the following, whether now owned or hereinafter acquired (collectively, the “Collateral”): (a) all accounts, money, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, intellectual property, goods, equipment, fixtures, contract rights, general intangibles, documents, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, securities accounts, deposit accounts, inventory, investment property, letter‑of‑credit rights, software, supporting obligations, accessions or other property consisting of the Loan Assets, related Portfolio Assets and Collections (but excluding the obligations thereunder); (b) all Records; (c) all Proceeds of the foregoing; (d) the Collection Account; and (e) all proceeds and products of the foregoing and (ii) Holdings hereby grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of Holding’s right, title and interest in and to, whether now owned or hereinafter acquired, (a) all investment property and general intangibles consisting of the ownership, equity or other similar interests in the Borrower, including shares of capital stock, limited liability company membership interests and partnership interests, (b) all certificates, instruments, writings and securities evidencing the foregoing, (c) the operating agreements or other organizational documents of the Borrower and all options or other rights to acquire any capital stock, membership or other interests under such operating agreements or other organizational documents, (d) all dividends, distributions, capital, profits and surplus and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, (e) all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for Holdings in connection with, and relating to, the ownership of, or evidencing or containing information relating to, the foregoing and (f) all proceeds, supporting obligations and products of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing (the “Pledged Equity”). For the avoidance of doubt, the Collateral and Collateral Portfolio shall not include any Delayed Draw Amounts, and the Borrower does not hereby assign, pledge or grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (a) the

Borrower shall remain liable under the Collateral Portfolio and the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio, Collateral or the Pledged Equity shall not release the Borrower or Holdings from any of its duties or obligations under the Collateral Portfolio, the Collateral or with respect to the Pledged Equity, and (c) none of the Administrative Agent, any Lender (nor its successors and assigns) nor any Secured Party shall have any obligations or liability under the Collateral Portfolio or Collateral by reason of this Agreement, nor shall the Administrative Agent, any Lender (nor its successors and assigns) nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

11.        Evidence of Debt.  The Administrative Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address referred to in Section 11.02 a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the Commitments of, and principal amounts of (and stated interest on) the Advances owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non‐fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant’s interest in the loans or other obligations under the Transaction Documents (the “Participant Register”); provided that (i) no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations and (ii) the Administrative Agent shall have no liability or obligation to make determinations with respect to the rights of Participants hereunder. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary

12.          Release of Loan Assets.

(a)         The Borrower may obtain the release from the Lien of the Administrative Agent granted under the Transaction Documents of (i) any Loan Asset (and the related Portfolio Assets pertaining thereto) removed from the Collateral Portfolio in accordance with the applicable provisions of Section 2.07, and (ii) any Loan Asset (and the related Portfolio Assets pertaining thereto) that terminates or expires by its terms and for which all amounts in respect thereof have been paid in full by the related Obligors and deposited in the Collection Account. The Administrative Agent, for the benefit of the Secured Parties, shall at the sole expense of the Borrower, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit I) (unless the Collateral Custodian and Administrative Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Administrative Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Loan Asset File to the Servicer, who shall deliver such Loan Asset File to the Borrower.

(b)        Promptly after the Facility Termination Date, the Liens of the Administrative Agent (and to the extent that the Borrower identifies Liens held by such Persons, any Lender) granted under the Transaction Documents shall be automatically released, for no consideration but at the sole expense of the Borrower, free and clear of any Lien resulting solely from an act by the Administrative Agent (and to the extent that the Borrower identifies Liens held by such Persons, any Lender) under the Transaction Documents, but without any representation or warranty, express or implied, by or recourse against the Servicer, the Collateral Custodian, any Lender or the Administrative Agent, and the Administrative Agent shall promptly execute evidence of any such release as the Borrower may prepare and present, at the sole expense of the Borrower.

Section 2.13         Treatment of Amounts Deposited in the Collection Account.  Amounts deposited by the Borrower or the Servicer in the Collection Account pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections for purposes of Section 2.05 and shall be applied a provided in Section 2.05(c).

Section 2.14          Mandatory and Voluntary Prepayments; Termination.

(a)          Unless an agreement is reached otherwise with respect to any Potential Repayment Event or consent is not obtained with respect to a Material Modification, each as provided in Section 5.01(e), the Borrower shall prepay the applicable Advances Outstanding of the Term Loan Series related to the Loan Asset subject to such Potential Repayment Event or Material Modification in full within five Business Days of notice thereof to the Borrower from the Lenders (with a copy to the Administrative Agent).

(b)          (i) Advances may be prepaid in whole or in part at the option of the Borrower solely with funds being held in the Collection Account pursuant to Section 2.05(b)(v)(B) at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent at least five Business Days prior to such prepayment. Any prepayment under this Section 2.14(b)(i) shall be applied pro rata to each outstanding Term Loan Series at such time based on the Advances Outstanding with respect to each such outstanding Term Loan Series. In connection with any prepayment under this Section 2.14(b)(i), the Borrower shall also pay in full any unpaid interest and all costs and expenses of the Secured Parties related to such Advances Outstanding (but no Prepayment Premium shall be payable in connection therewith). With respect to any amounts that are held on deposit in the Collection Account in accordance with Section 2.05(b)(v)(B), the Administrative Agent or Servicer shall apply such amounts pursuant to this Section 2.14(b)(i): (A) among the outstanding Term Loan Series at such time, ratably to each outstanding Term Loan Series based on the Advances Outstanding with respect to each such outstanding Term Loan Series and (B) within each outstanding Term Loan Series at such time, to the pro rata payment of all accrued and unpaid interest with respect to the Advances Outstanding thereunder and all costs and expenses of the Secured Parties related to such Advances Outstanding until paid in full and thereafter to prepay the Advances Outstanding under such Term Loan Series. To the extent all Obligations under any Term Loan Series are prepaid in full in accordance with the terms hereof, the Borrower may terminate such Term Loan Series simultaneously with the prepayment thereof. (ii) Advances under any Term Loan Series may also be prepaid in whole or in part at the option of the Borrower (other than with funds being held in the Collection Account pursuant to Section 2.05(b)(v)(B) or the proceeds of an Advance or a Sale of assets under another Term Loan Series) at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent at least five Business Days prior to such prepayment. Upon any prepayment of Advances Outstanding under any Term Loan Series pursuant to this Section 2.14(b)(ii), the Borrower shall also pay in full any applicable Prepayment Premium and accrued and unpaid interest and all costs and expenses of the Secured Parties related to such Advances. The Administrative Agent or Servicer shall apply amounts received from the Borrower pursuant to this Section 2.14(b)(ii) to the pro rata payment of all accrued and unpaid interest with respect to such Advances and all costs and expenses of the Secured Parties related to such Advances until paid in full and thereafter to prepay the Advances Outstanding under such Term Loan Series. To the extent all Obligations under any Term Loan Series are prepaid in full in accordance with the terms hereof, the Borrower may terminate such Term Loan Series simultaneously with the prepayment thereof.

(c)          The Borrower may, at its option, terminate this Agreement and the other Transaction Documents upon 30 Business Days’ prior written notice to the Administrative Agent and upon payment in full of all Advances Outstanding under each Term Loan Series, all accrued and unpaid interest, all accrued and unpaid fees, costs and expenses of the Secured Parties and payment in full of all other Obligations. The Administrative Agent shall give prompt notice of any termination of this Agreement and the other Transaction Documents to the Lenders. The Majority Lenders may, at their option, terminate this Agreement and the other Transaction Documents upon 30 Business Days’ prior written notice to the Administrative Agent and the Borrower, provided that all Advances Outstanding under each Term Loan Series have been paid in full and the Borrower has not requested a new Term Loan Series to be established in the 18 months prior to such date that termination is requested. Any termination of this Agreement shall be subject to Section 11.05, Section 11.07, and payment of all accrued and unpaid interest, all accrued and unpaid fees, costs and expenses of the Secured Parties and payment in full of all other Obligations (other than contingent obligations not then due and payable).

(d)          With respect to any Remedial Action, unless the written consent of the Initial Lender is obtained, the Borrower shall prepay the applicable Advances Outstanding of the Term Loan Series related to the Loan Asset subject to such Remedial Action in full within 30 Business Days of the Borrower providing notice thereof to the Administrative Agent and the Lenders as provided in Section 5.01(e)(iv).

Section 2.15          Collections and Allocations.

(a)          The Servicer shall direct any agent or administrative agent for any Loan Asset (except for Loan Assets that are actively cash managed and/or have a separate lockbox for payments pursuant to the terms of the related Loan Asset documents) to remit all Collections with respect to such Loan Asset, and, if applicable, to direct the Obligors with respect to such Loan

Asset to remit all Collections with respect to such Loan Asset directly to the Servicer Clearing Account. The Borrower and the Servicer shall take commercially reasonable steps to confirm that only funds constituting Collections relating to Loan Assets shall be deposited into the Collection Account.

(b)          Upon receipt of Collections in the Servicer Clearing Account, the Servicer shall promptly identify any Collections received as being on account of Interest Collections, Principal Collections, other Available Collections or Excluded Amounts and shall transfer, or cause to be transferred, all Available Collections received directly by it to the Collection Account by the close of business two Business Days after such Collections are received in the Servicer Clearing Account. The Servicer shall hold for the benefit of the Administrative Agent, for the benefit of the Secured Parties, all Available Collections until so deposited in the Collection Account. The Servicer shall further include a statement as to the amount of Principal Collections, Interest Collections and Excluded Amounts on deposit in the Collection Account on each Reporting Date in the Servicing Report delivered pursuant to Section 6.09(b).

(c)          The Borrower shall, and shall cause its Affiliates to, deposit all Available Collections received by the Borrower or its Affiliates with respect to the Collateral Portfolio to the Collection Account within two Business Days after receipt and shall, and shall cause its Affiliates to, hold in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, all such Available Collections until so deposited.

(d)          Within two Business Days of the Cut‑Off Date with respect to any Loan Asset, the Servicer will deposit into the Collection Account all Available Collections received in respect of such Loan Asset.

(e)          Notwithstanding the fact that Excluded Amounts are part of the Collateral Portfolio and constitute Loan Assets, prior to the delivery of a Notice of Exclusive Control by the Administrative Agent to the Servicer and Account Bank, the Servicer may (on behalf of the Borrower) withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal, identified to the Administrative Agent the calculation of such Excluded Amounts. After the delivery of a Notice of Exclusive Control, the Administrative Agent may withdraw from the Collection Account any deposits therein constituting Excluded Amounts.

(f)           Until the Facility Termination Date, the Borrower shall not have any rights of withdrawal, with respect to amounts held in the Collection Account.

(g)          The Servicer shall notify the Borrower and Initial Lender in writing of the location and account number of each Escrow Account it establishes and shall notify the Borrower prior to any change thereof. Withdrawals of amounts from an Escrow Account may be made, subject to any express provisions to the contrary herein, applicable laws and to the terms of the related Loan Agreements governing the use of the Escrow Payments, only: (i) to effect payment of taxes, assessments, insurance premiums, ground rents and other items required or permitted to be paid from escrow by such Loan Agreements; (ii) to refund to the Obligors any sums determined to be in excess of the amounts required to be deposited therein; (iii) to pay interest, if required under the applicable Loan Agreements, to the Obligors on balances in the Escrow Accounts; provided, however Midland will not be responsible for paying a rate in excess of a reasonable and customary rate earned on similar accounts; (iv) to apply funds to the indebtedness of the applicable Loan Asset in accordance with the terms of the related Loan Agreement; (v) to withdraw any amount deposited in the Escrow Accounts which was not required to be deposited therein; or (vi) to clear and terminate the Escrow Accounts after the Facility Termination Date.

(h)         All of the Accounts are set forth on Schedule II. The Borrower shall not have any additional Account unless such Account is subject to a Collection Account Agreement pursuant to the terms hereof.

Section 2.16         Extension of Scheduled Maturity Date.  The Borrower may extend the applicable date set forth in the definition of “Scheduled Maturity Date” for any Term Loan Series for one additional period of two years (“Extension”) so long as (i) the Borrower has given written notice of such election to the Administrative Agent (who shall promptly notify the Lenders) not less than 10 Business Days prior to the Scheduled Maturity Date, (ii) no Unmatured Event of Default or Event of Default has occurred and is continuing or would occur as a result of the Extension and (iii) the representations and warranties contained in Sections 4.01, 4.02 and 4.06 are true and correct in all material respects on the date of such request and the Scheduled Maturity Date being extended (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date). During the period of any Extension, (a) no new Advances will be required to be made under the applicable Term Loan Series, (b) the applicable provisions of the executed Term Loan Series Confirmation for such Term Loan Series shall apply with respect thereto and (c) no distributions shall be made to the Equityholder under Section 2.05(b) with respect to the applicable Term Loan Series during such Extension until the applicable Term Loan Series is paid in full. In connection with an Extension, the Scheduled Maturity Date for the applicable Term Loan Series shall be automatically extended as provided above and in conformance with Section 11.01(b).

Section 2.17          Increased Costs.

(a)          If any Change in Law shall:

(i)        impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)          subject any Lender to any Taxes (other than Taxes indemnified under Section 2.09 (including Other Taxes) or Excluded Taxes) on its Advances, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)          If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.17(a) or (b) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.17 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‐month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.18          Benchmark Provisions.

(a)          Inability to Determine Rates.  Subject to Section 2.18(c), if, on or prior to the first day of any Interest Period for any Advances bearing interest at Adjusted Term SOFR:

(i)          the Initial Lender determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)          the Majority Lenders determine that for any reason in connection with any Advance bearing interest at Adjusted Term SOFR, that Adjusted Term SOFR for any Interest Period with respect to an Advance bearing interest at Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Majority Lenders have provided notice of such determination to the Administrative Agent,

then, in each case, the Initial Lender will promptly so notify the Borrower, the Administrative Agent and each Lender.

Upon notice thereof by the Initial Lender to the Borrower, any obligation of the Lenders to make Advances bearing interest at Adjusted Term SOFR shall be suspended (to the extent of the affected Advances bearing interest at Adjusted Term SOFR or affected Interest Periods) until the Initial Lender (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of Advances bearing interest at Adjusted Term SOFR (to the extent of the affected Advances bearing interest at Adjusted Term SOFR or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Advances bearing interest at the Alternate Base Rate plus the Applicable Spread in the amount specified therein and (ii) any outstanding affected Advances bearing interest at Adjusted Term SOFR will be deemed to have been converted into Advances bearing interest at the Alternate Base Rate plus the Applicable Spread at the end of the applicable Interest Period.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

(b)         Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), any obligation of the Lenders to make Advances bearing interest at Adjusted Term SOFR shall be suspended until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Advances bearing interest at Adjusted Term SOFR to Advances bearing interest at the Alternate Base Rate plus the Applicable Spread, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Advances bearing interest at Adjusted Term SOFR to such day, or immediately, if any Lender may not lawfully continue to maintain such Advances bearing interest at Adjusted Term SOFR to such day.

(c)          Benchmark Replacement Setting.

(i)         Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Initial Lender may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Initial Lender has posted such proposed amendment to all affected Lenders, the Administrative Agent and the Borrower so long as the Initial Lender has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.18(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)       Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Initial Lender (in consultation with the Borrower and the Administrative Agent (in the case of the Administrative Agent, solely in respect of confirming that it is capable of operationally implementing any such changes)) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that any such amendment shall not be effective until delivered to the Administrative Agent.

(iii)         Notices; Standards for Decisions and Determinations.  The Initial Lender will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Initial Lender will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(c) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Initial Lender or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.18(c).

(iv)          Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Initial Lender in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Initial Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Initial Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor

(v)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower

may revoke any pending request for a borrowing of Advances bearing an interest rate of Adjusted Term SOFR to be made during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for a borrowing of an Advance bearing interest at the Alternate Base Rate plus the Applicable Spread and (B) any outstanding affected Advances bearing interest at Adjusted Term SOFR will be deemed to have been converted to an Advance bearing interest at the Alternate Base Rate plus the Applicable Spread at the end of the applicable Interest Period.

(d)        Delivery and Notice to Administrative Agent. No action taken pursuant to Section 2.18(a) – Section 2.18(c) shall be effective until notice of such action, and delivery of any corresponding amendment, are provided to the Administrative Agent, with it being acknowledged that Administrative Agent shall have a reasonable period of time after receipt of any notice or amendment under this Section 2.18(a) – (c) to implement the directed actions or changes.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.01	Conditions Precedent to Effectiveness.

(a)          This Agreement shall be effective with respect to the items addressed in the preliminary statements upon the Effective Date, and shall be effective with respect to all other matters on the Closing Date or the date of the applicable Amendment and no Lender shall be obligated to make any Advance hereunder from and after the Closing Date, nor shall any Lender, the Collateral Custodian, the Servicer, the Account Bank or the Administrative Agent be obligated to take, fulfill or perform any other action hereunder, until, the satisfaction of the following conditions precedent:

(i)         this Agreement, all other Transaction Documents and all other agreements and opinions of counsel listed on Schedule I hereto or counterparts hereof or thereof shall have been duly executed by, and delivered to, the parties hereto and thereto;

(ii)         all up‐front expenses and fees (including reasonable legal fees and any fees required under the Fee Letters) that are required to be paid hereunder or by the Fee Letters and are invoiced at least three Business Days prior to the Closing Date shall have been paid in full;

(iii)          the representations and warranties contained in Sections 4.01, 4.02 and 4.06 are true and correct (as certified by the Borrower);

(iv)        As of the Closing Date, the Borrower had received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Lenders) in connection with the transactions contemplated by this Agreement and the other Transaction Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Lenders could reasonably be expected to have such effect;

(v)         no action, proceeding or investigation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Transaction or the consummation of the transactions contemplated hereby or thereby, or which, in the Lenders’ sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby; and

(vi)          the Administrative Agent shall have received all documentation and other information requested by the Administrative Agent acting at the direction of the Majority Lenders or required by regulatory authorities with respect to the Borrower and the Servicer under applicable “know your customer” and anti‐money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 3.02           Conditions Precedent to the Initial Advance and All Advances.  Each Advance under any Term Loan Series (including the Initial Advance on the Initial Advance Date, except as explicitly set forth below) to the Borrower from the Lenders under such Term Loan Series shall be subject to the further conditions precedent that:

(a)          As of the Initial Advance Date, the following conditions precedent shall have been satisfied (in addition to those conditions precedent set forth in Section 3.02(b)):

(i)          the Collection Account has been established pursuant to the Collection Account Agreement; and

(ii)          the Borrower has a valid ownership interest in the agreed‐upon initial pool of Eligible Loan Assets (as set forth in Exhibit N as of the Closing Date) and all actions required to be taken or performed under Section 3.04 with respect to the Transfer of such Eligible Loan Assets has been taken or satisfied.

(b)          On the Advance Date of an Advance under any Term Loan Series, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i)          if requested, the Initial Lender shall have received a duly executed copy of its Term Loan Note relating to the Term Loan Series under which such Advance is to be made;

(ii)          the Borrower shall have delivered to the Administrative Agent a Notice of Borrowing and a Borrowing Base Certificate as provided in Section 2.02(b);

(iii)          on and as of such Advance Date, after giving effect to such Advance and the transactions related thereto, including the use of proceeds thereof, the Advances

Outstanding under such Term Loan Series does not exceed the Maximum Availability for such Term Loan Series on such Advance Date;

(iv)          no Unmatured Event of Default or Event of Default has occurred and is continuing, or would result from such Advance or application of proceeds therefrom;

(v)         the representations and warranties contained in Sections 4.01, 4.02 and 4.06 are true and correct in all material respects before and after giving effect to such Advance and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);

(vi)          such Advance Date is prior to the applicable Commitment Termination Date (for the avoidance of doubt, the Commitment Termination Date shall include any longer period as agreed between the Borrower and the Lenders with respect to any Delayed Draw Loan Asset);

(vii)          with respect to the Transfer of any Loan Asset on such Advance Date, all actions required to be taken or performed under Section 3.04 with respect to such Transfer have been taken or satisfied; and

(viii)          all expenses and fees (including reasonable legal fees and any fees required under the Fee Letters) that are required to be paid hereunder or by the Fee Letters shall have been paid in full.

(c)          On or prior to the Advance Date for any Advance, the Borrower shall have provided to the Administrative Agent, the Servicer, and each Lender (which may be provided electronically) the Loan Asset Schedule as updated to include each of the Eligible Loan Assets included in the Borrowing Base delivered in connection with such Advance.

(d)         On or prior to the Advance Date for any Advance, the Borrower has received a confirmation from DBRS, Inc. (the “Rating Agency”) that such Advance will not, in and of itself, result in the downgrade or withdrawal of the then current rating assigned to the secured term loan facility which is the subject of this Agreement then rated by the Rating Agency; provided that no such confirmation is required if (i) the principal balance of any Advance with respect to Delayed Draw Amounts of any Loan Asset, together with all prior Advances with respect to Delayed Draw Amounts for such Loan Asset, is less than $20,000,000, (ii) no Term Loan Series is rated by the Rating Agency at such time, (iii) the Rating Agency acknowledges in writing that it has decided not to review such Advance or is waiving the requirement for such confirmation or (iv) the Rating Agency does not indicate that it will either review such Advance or waive the requirement for such confirmation within 10 Business Days of a request for such confirmation being sent to the Rating Agency. Any confirmation, waiver, request, acknowledgment or approval which is required by this Section 3.02(d) to be in writing may be in the form of electronic mail. Borrower shall promptly provide the Servicer and the Administrative Agent with a copy of any such confirmation, waiver, request, acknowledgment or approval the Borrower receives from the Rating Agency.

Section 3.03           Advances Do Not Constitute a Waiver.  No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

Section 3.04            Conditions to Transfers of Loan Assets.  Each Transfer of a Loan Asset shall be subject to the further conditions precedent that:

(a)          the Borrower shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian) no later than 5:00 p.m. on the date that is five Business Days prior to the related Cut‑Off Date: (A) a Borrowing Base Certificate, and (B) a Loan Asset Schedule, in each case reflecting the Transfer of such Loan Asset;

(b)          the Borrower shall have delivered to the Collateral Custodian the Loan Asset File for such Loan Asset;

(c)         all actions required to be taken or performed (including the filing of UCC financing statements) in order to give the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Loan Asset and the Portfolio Assets related thereto and the proceeds thereof shall have been taken or performed; and

(d)          no Event of Default exists, or would result from such Transfer.

Each Transfer of a Loan Asset pursuant to this Section 3.04 shall be deemed a representation and warranty by the Borrower that the conditions specified in this Section 3.04 have been met.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01            Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Secured Parties as follows:

(a)          Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority necessary to own the Loan Assets and the Collateral Portfolio and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party. The Borrower is duly qualified to do business as a limited liability company, and has obtained all licenses and approvals under the laws of the State of Delaware, and in all other jurisdictions necessary to own its assets and to transact the business in which it is engaged, and is duly qualified, and in good standing under the laws of the State of Delaware, and in each other jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio and the conduct of its business requires such qualification except as would not reasonably be expected to have a Material Adverse Effect.

(b)          Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has the power, authority and legal right to (x) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (y) perform and carry out the terms of this

Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby, and (ii) has taken all necessary action to (x) authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party, (y) grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement and the other Transaction Documents, subject only to Permitted Liens, and (z) authorize Midland to perform the actions contemplated herein. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by Holdings and the Borrower.

(c)          Binding Obligation. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(d)          All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the transfer of an ownership interest in the Loan Assets or grant of a security interest in the Collateral, other than such as have been met or obtained and are in full force and effect.

(e)          No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents and all other agreements and instruments executed and delivered or to be executed and delivered in connection with the Transfer of any Loan Asset will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation or limited liability company agreement (ii) result in the creation or imposition of any Lien on the Collateral other than Permitted Liens or (iii) violate any Applicable Law in any material respect or (iv) violate any contract or other agreement to which the Borrower is a party or by which the or any property or assets of the Borrower may be bound.

(f)          No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (iii) that could reasonably be expected to be adversely determined, and, if so determined, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(g)          No Liens. The Collateral is owned by the Borrower free and clear of any Liens except for Permitted Liens.

(h)          Transfer of Collateral Portfolio. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral Portfolio has been Sold, assigned or pledged by the

Borrower to any Person, other than in accordance with Article II and the grant of a security interest therein to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(i)          Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions contemplated by this Agreement, and has not engaged in any business activity other than the type expressly permitted under Section 5.01(a). The Borrower is not party to any agreements other than this Agreement and the other Transaction Documents to which it is a party and the Required Loan Documents and other agreements listed on the Loan Asset Checklist for each Loan Asset in respect of which the Borrower is a lender.

(j)          Separate Entity. The Borrower is operated as an entity with assets and liabilities distinct from those of the Equityholder, and any Affiliates thereof, and the Borrower hereby acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the Equityholder, and from each such other Affiliate of the Equityholder.

(k)        No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(l)          Taxes. All tax returns (including, without limitation, all foreign, federal, state, local and other tax returns whether filed on a standalone or group basis) required to be filed by, on behalf of or with respect to the income and assets of the Borrower (Including the Collateral Portfolio) have been timely filed and the Borrower is not liable for Taxes payable by any other Person, except as could not reasonably be expected to have a Material Adverse Effect. The Borrower has paid or made adequate provisions for the payment of all Taxes, assessments and other governmental charges made against it or any of its property (including the Collateral Portfolio) except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves in accordance with GAAP on its books or as could not reasonably be expected to have a Material Adverse Effect. No Tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge.

(m)          Location. Except as permitted pursuant to Section 5.02(n), the Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. Except as permitted pursuant to Section 5.02(n), the principal place of business and chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral (other than those delivered to the Collateral Custodian pursuant to this Agreement)) is located at the address set forth under its name in Section 11.02.

(n)          Tradenames. Except as permitted pursuant to Section 5.02(n), the Borrower’s legal name is as set forth in this Agreement. Except as permitted pursuant to Section 5.02(n), the Borrower has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names. The Borrower’s only jurisdiction of formation is Delaware, and, except as permitted pursuant to Section 5.02(n), the Borrower has not changed its jurisdiction of formation.

(o)          No Subsidiaries. The Borrower does not own or hold the equity interests in any other Person.

(p)          Reports Accurate. All Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower to the Administrative Agent, the Servicer or the Collateral Custodian in connection with this Agreement and the other Transaction Documents are accurate, true and correct in all material respects, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower which was provided to the Borrower from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Borrower; provided, further, that the foregoing proviso shall not apply to any information presented in a Notice of Borrowing or Borrowing Base Certificate.

(q)          Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of Proceeds from the sale of any item in the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act or Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(r)          Event of Default/Unmatured Event of Default. No event has occurred which constitutes an Event of Default or Unmatured Event of Default, in each case, which has not been previously disclosed to the Administrative Agent in writing.

(s)         ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the present value of all vested benefits under each “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (each, a “Pension Plan”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date for the Pension Plan) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year; (ii) no failure by the Borrower to meet the minimum funding standard set forth in Sections 302(a) or 303 of ERISA and Sections 412(a) and 430 of the Code has occurred with respect to any Pension Plan; (iii) neither the Borrower nor any ERISA Affiliate of the Borrower has withdrawn from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA); (iv) no Reportable Event has occurred with respect to any Pension Plan; (v) no notice of intent to terminate a Pension Plan has been filed by the plan administrator under Section 4041 of ERISA, nor has any Pension Plan been terminated under Section 4041 of ERISA and (vi) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate, or appointed a trustee to administer, a Pension Plan under Section 4042 of ERISA, and no event has occurred or condition exists which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(t)           Broker‐Dealer. The Borrower is not a broker‐dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(u)         Instructions to Obligors. The Collection Account is the only account to which Obligors have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Collections with respect to the Collateral Portfolio. The Borrower has not granted any Person other than the Administrative Agent, for the benefit of the Secured Parties, an interest in the Collection Account.

(v)         Loan Assignments. Other than Loan Assets originated by the Borrower, the Loan Assignments are the only agreements pursuant to which the Borrower acquires a Loan Asset. The Borrower accounts for each Transfer of a Loan Asset under a Loan Assignment as a full transfer of such Loan Asset in its books and records.

(w)         Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(x)        Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower has complied with all Applicable Law to which it may be subject, and no item of the Collateral Portfolio contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(y)          Collections. All Available Collections received by the Borrower or its Affiliates with respect to the Collateral Portfolio are held in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, until deposited into the Collection Account as provided herein.

(z)          Set‑Off etc. No Loan Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set‑off or modified by the Borrower, the Transferor, if any, or the Obligor thereof, and no item in the Collateral Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set‐off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Transferor, if any, or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, permitted pursuant to Section 5.02(e).

(aa)       Environmental. With respect to each item of Underlying Collateral as of the applicable Cut‐Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut‑Off Date for the Loan Asset related to such Underlying Collateral, the Borrower has not received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non‐compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral.

(bb)        Anti‑Money Laundering Laws. As of the date of this Agreement, each Payment Date or payment date under Section 2.05, and at all times until this Agreement has been terminated and all amounts hereunder have been paid in full, that: (A) no Borrower Covered Entity (1) is a Sanctioned Person; (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti‐Terrorism Law; (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti‑Terrorism Law; or (4) engages in any dealings or transactions prohibited by any Anti‑Terrorism Law; (B) the proceeds of this Agreement will not be used by Borrower, or to Borrower’s actual knowledge by any other Person, to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Law; (C) the funds used to pay Midland, to the extent received from Borrower, are not derived from any unlawful activity; and (D) to Borrower’s knowledge, each Borrower Covered Entity is in compliance with, and no Borrower Covered Entity engages in any dealings or transactions prohibited by, any Anti‐Terrorism Law. The Borrower covenants and agrees that it shall promptly notify the Servicer in writing upon the occurrence of a Reportable Compliance Event, except to the extent such notice is prohibited by applicable Law.

(cc)         Security Interest.

(i)         This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii)       the Collateral Portfolio is comprised of “instruments”, “financial assets”, “security entitlements”, “general intangibles”, “chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the applicable UCC), and the proceeds of the foregoing, or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(cc);

(iii)          the Collection Account is not in the name of any Person other than the Borrower, subject to the lien of the Administrative Agent, for the benefit of the Secured Parties;

(iv)          the Collection Account constitutes a “deposit account” as defined in the applicable UCC;

(v)         the Borrower, the Account Bank, the Servicer and the Administrative Agent, on behalf of the Secured Parties, have entered into the Collection Account Agreement;

(vi)         the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and that portion of the Loan Assets in which a security interest granted to the Administrative Agent, on behalf of the Secured Parties, under this Agreement may be perfected by filing; provided that filings in respect of real property shall not be required;

(vii)          other than as expressly permitted by the terms of the Transaction Documents, this Agreement and the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) relating to the security interests granted to the Borrower under each Loan Assignment, or (B) that has been terminated or fully and validly assigned to the Administrative Agent on or prior to the Cut‑Off Date for the applicable Loan Asset, or (C) reflecting the transfer of assets on a Release Date pursuant to (and simultaneously with or subsequent to) the consummation of any transaction contemplated under (and in compliance with the conditions set forth in) Section 2.07. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower, other than Permitted Liens;

(viii)          none of the underlying promissory notes, or related loan registers, as applicable, that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent, on behalf of the Secured Parties;

(ix)           with respect to any Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security;

(x)          with respect to any Collateral that constitutes an “uncertificated security”, the Borrower has caused the issuer of such uncertificated security to register the Administrative Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security; and

(xi)          the Borrower shall not open or close any Account without the prior written consent of the Initial Lender, which consent may be exercised in its commercially reasonable discretion.

(dd)         Non‐Exempt. The Borrower is not a Non‐Exempt Person.

Section 4.02            Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio.  The Borrower hereby represents and warrants to the Secured Parties as follows:

(a)          Eligibility of Collateral Portfolio. (i) The Loan Asset Schedule, each Borrowing Base Certificate and the information contained in each Notice of Borrowing is an accurate and complete listing of all the Loan Assets contained in the Collateral Portfolio as of the related Cut‑Off Date or Advance Date, as applicable, and the information contained therein with respect to the identity of such item of Collateral Portfolio and the amounts owing thereunder is true and correct as of the related Cut‑Off Date or Advance Date, as applicable, (ii) each Loan Asset designated on the Loan Asset Schedule or any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base is an Eligible Loan Asset, (iii) the Borrower has complied in all material respects with the requirements of this Agreement, including Article XII, with respect to each Loan Asset, including delivery to the Collateral Custodian of the Loan Asset File therefor and (iv) with respect to each item of Collateral Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the grant of a security interest in each item of Collateral Portfolio to the Administrative Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Loan Asset is an Eligible Loan Asset hereunder shall not constitute an Event of Default if the aggregate Advances Outstanding under such Term Loan Series related to such Loan Asset do not exceed the Maximum Availability for such Term Loan Series assuming such Loan Asset was not included as an Eligible Loan Asset in the calculation of the Borrowing Base for such Term Loan Series.

(b)          No Fraud. To the knowledge of the Borrower, each Loan Asset was originated without any fraud or misrepresentation on the part of the Obligor or Transferor, if any, of such Loan Asset.

Section 4.03           Representations and Warranties of the Servicer.  The Servicer hereby represents and warrants, as of the Closing Date, as of each applicable Cut‑Off Date, as of each applicable Advance Date and as of each Reporting Date, as follows:

(a)          Organization; Power and Authority. It is a duly organized and validly existing as a national banking association in good standing under the laws of the United States. It has full power, authority and legal right to execute, deliver and perform its obligations as Servicer under this Agreement and the other Transaction Documents to which it is a party.

(b)          Due Authorization. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary organizational action on its part.

(c)          No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby or thereby and the fulfillment of the terms hereof or thereof will not conflict with, result in any breach of its organizational documents or any of the terms and provisions of, or constitute

(with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it or any of its property is bound.

(d)          No Violation. The execution and delivery of this Agreement and the other Transaction Documents, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any respect, any Applicable Law if compliance therewith is necessary (x) to ensure the enforceability of any Loan Asset or (y) for Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

(e)          All Consents Required; No Proceedings or Injunction. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Servicer, required in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by the Servicer of the transactions contemplated hereby and thereby and the fulfillment by the Servicer of the terms hereof and thereof have been obtained to the extent necessary (x) to ensure the enforceability of any Loan Asset, or (y) for Servicer to perform its obligations under this Agreement in accordance with the terms hereof. There is no litigation, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(f)          Validity, Etc. The Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity.

(g)          Reports Accurate. All Servicing Reports and other written or electronic information, exhibits, financial statements, documents, books, records or reports, in all cases, prepared and furnished by the Servicer to the Administrative Agent or the Collateral Custodian in connection with this Agreement are, as of their date, accurate, true and correct in all material respects, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, that for the purposes of the production by the Servicer of any reports, documents or information required under this Agreement, the Servicer may conclusively rely (absent bad faith or manifest error, and without investigation, inquiry, independent verification or any duty or obligation to recompute, verify, or recalculate any of the amounts and other information contained in) on any reports, documents or information provided to it by any Obligor or any other third party without any liability to the Servicer for such reliance.

(h)          Servicing Standard. The Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Loan Assets.

(i)          Collections. All Available Collections received by the Servicer or its Affiliates with respect to the Collateral Portfolio are held for the benefit of the Administrative Agent, for the benefit of the Secured Parties, until deposited into the Collection Account as provided herein.

(j)        Servicer Termination Event. No event has occurred which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent as such).

Section 4.04           Representations and Warranties of each Lender.

(a)          [Reserved].

(b)        Due Organization, Qualification and Authority; Enforceability. Each Lender hereby individually represents and warrants, as to itself, that it (i) is duly organized, validly existing and in good standing under the laws of its formation, and is duly qualified to transact business, in good standing and licensed in each state to the extent necessary to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; (ii) has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; (iii) has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement constitutes the valid, legal, binding obligation of the Lender, except as the enforceability hereof may be limited by Bankruptcy Laws and by general principles of equity.

(c)         Anti‐Money Laundering/International Trade Law Compliance. Each Lender hereby individually represents and warrants, as to itself, that (A) as of the date of this Agreement (or the date of the Assignment and Assumption Agreement, as applicable), each Payment Date or payment date under Section 2.05, and at all times until this Agreement has been terminated and all amounts hereunder have been paid in full, that (1) no Lender Covered Entity (a) is a Sanctioned Person; (b) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti‑Terrorism Law; (c) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti‑Terrorism Law; or (d) engages in any dealings or transactions prohibited by any Anti‐Terrorism Law; and (2) to the knowledge of such Lender, each Lender Covered Entity is in compliance with, and no Lender Covered Entity engages in any dealings or transactions prohibited by, any Anti‑Terrorism Law; and (B) (1) the proceeds of this Agreement will not be used by Lender, or to Lender’s actual knowledge by any other Person, to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti‑Terrorism Law; and (2) the funds used to pay Midland, to the extent received from such Lender, are not derived from any unlawful activity. Each Lender covenants and agrees that it shall promptly notify the Servicer in writing upon the occurrence of a Reportable Compliance Event with respect to any Lender Covered Entity.

Section 4.05            Representations and Warranties of the Collateral Custodian.  The Collateral Custodian represents and warrants, as of the Closing Date and as of each Cut‑Off Date, as follows:

(a)          Organization; Power and Authority. It is a duly organized and validly existing as a national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement and the other Transaction Documents to which it is a party.

(b)         Due Authorization. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary organizational action on its part.

(c)          No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of its organizational documents or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d)          No Violation. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any respect, any Applicable Law if compliance therewith is necessary (x) to ensure the enforceability of any Loan Asset, or (y) for the Collateral Custodian to perform its obligations under this Agreement in accordance with the terms hereof.

(e)        All Consents Required; No Proceedings or Injunction.  All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by the Collateral Custodian of the transactions contemplated hereby and thereby and the fulfillment by the Collateral Custodian of the terms hereof and thereof have been obtained to the extent necessary (x) to ensure the enforceability of any Loan Asset, or (y) for the Collateral Custodian to perform its obligations under this Agreement in accordance with the terms hereof. There is no litigation, proceeding or investigation pending or, to the knowledge of the Collateral Custodian, threatened against the Collateral Custodian, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document. No injunction, writ, restraining order or other order of any nature adversely affects the Collateral Custodian’s performance of its obligations under this Agreement or any Transaction Document to which the Collateral Custodian is a party.

(f)         Validity, Etc. The Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity.

Section 4.06            Representations and Warranties of Holdings.  Holdings hereby represents and warrants to the Secured Parties as follows:

(a)          Organization, Good Standing and Due Qualification. Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority necessary to grant a security interest in the Pledged Equity and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party. Holdings is duly qualified to do business as a limited liability company, and has obtained all licenses and approvals under the laws of the State of Delaware, and in all other jurisdictions necessary to own its assets and to transact the business in which it is engaged, and is duly qualified, and in good standing under the laws of the State of Delaware, and in each other jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio and the conduct of its business requires such qualification except as would not reasonably be expected to have a Material Adverse Effect.

(b)        Power and Authority; Due Authorization; Execution and Delivery. Holdings (i) has the power, authority and legal right to (x) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (y) perform and carry out the terms of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby, and (ii) has taken all necessary action to (x) authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party and (y) grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Pledged Equity on the terms and conditions of this Agreement and the other Transaction Documents to which it is a party, subject only to Permitted Liens. This Agreement and each other Transaction Document to which Holdings is a party have been duly executed and delivered by the Borrower.

(c)        Binding Obligation. This Agreement and each of the other Transaction Documents to Holdings is a party constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(d)         All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or grant of a security interest in the Pledged Equity, other than such as have been met or obtained and are in full force and effect.

(e)          No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company agreement of Holdings (ii) result in the creation or imposition of any Lien on the Pledged Equity other than Permitted Liens or (iii) violate any Applicable Law in any material respect or (iv) violate any contract or other agreement to which Holdings is a party or by which the or any property or assets of Holdings may be bound.

(f)          No Proceedings; No Injunctions. There is no litigation, proceeding or investigation pending or, to the knowledge of Holdings, threatened against Holdings or any properties of

Holdings, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (iii) that could reasonably be expected to be adversely determined, and, if so determined, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No injunction, writ, restraining order or other order of any nature adversely affects Holdings’ performance of its obligations under this Agreement or any Transaction Document to which Holdings is a party.

(g)         Sole Purpose. Holdings has been formed solely for the purpose of holding the equity of the Borrower and engaging in transactions contemplated by this Agreement, and has not engaged in any other business activity. Holdings has no Indebtedness. Holdings is not party to any agreements other than this Agreement, the other Transaction Documents and other agreements in the ordinary course of business.

(h)          No Liens. The Pledged Equity is owned by Holdings free and clear of any Liens except for Permitted Liens.

(i)           Investment Company Act. Holdings is not required to register as an “investment company” under the provisions of the 1940 Act.

(j)          Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings has complied with all Applicable Law to which it may be subject, and no item of the Collateral Portfolio contravenes any Applicable Law.

(k)          Security Interest.

(i)          The Pledged Equity issued by the Borrower has been duly and validly authorized and issued by the Borrower is fully paid and nonassessable.

(ii)         This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pledged Equity in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from Holdings;

(iii)          Holdings has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Pledged Equity;

(iv)          other than as expressly permitted by the terms of the Transaction Documents, this Agreement and the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, Holdings has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Pledged Equity. Holdings has not authorized the filing of and is not aware of any financing statements against Holdings that include a description of collateral covering the Pledged Equity. Holdings is not aware of the filing of any judgment or Tax lien filings against Holdings, other than Permitted Liens;

(v)          Holdings consents to the transfer of any Pledged Equity to the Administrative Agent or its designee following, and during the occurrence of, an Event of Default and to the substitution of the Administrative Agent or its designee as a member in the Borrower with all the rights and powers related thereto, subject to the terms of this Agreement;

(vi)         The Pledged Equity shall not be represented by a certificate unless (i) the limited liability company agreement expressly provides that such interest shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Administrative Agent;

(vii)          if any portion of the Pledged Equity constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by Holdings of such certificated security;

(viii)         if any portion of the Pledged Equity constitutes an “uncertificated security”, Holdings has caused the issuer of such uncertificated security to register the Administrative Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security; and

(ix)          except as permitted pursuant to Section 5.08(f), Holdings’ location (within the meaning of Article 9 of the UCC) is Delaware. Except as permitted pursuant to Section 5.08(f), the principal place of business and chief executive office of Holdings (and the location of Holdings’ records regarding the Pledged Equity (other than those delivered to the Collateral Custodian pursuant to this Agreement)) is located at the address set forth under its name in Section 11.02.

(l)          As of the date of this Agreement, each Payment Date or payment date under Section 2.05, and at all times until this Agreement has been terminated and all amounts hereunder have been paid in full, that: (A) no Holdings Covered Entity (1) is a Sanctioned Person; (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti‑Terrorism Law; (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti‐Terrorism Law; or (4) engages in any dealings or transactions prohibited by any Anti‑Terrorism Law; (B) the proceeds of this Agreement will not be used by Borrower, or to Borrower’s actual knowledge by any other Person, to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Law; (C) the funds used to pay Midland, to the extent received from Holdings, are not derived from any unlawful activity; and (D) to Holdings’s knowledge, each Holdings Covered Entity is in compliance with, and no Holdings Covered Entity engages in any dealings or transactions prohibited by, any Anti‑Terrorism Law. Holdings covenants and agrees that it shall promptly notify the Servicer in writing upon the occurrence of a Reportable Compliance Event, except to the extent such notice is prohibited by applicable Law.

(m)         Non‐Exempt.  Holdings is not a Non‐Exempt Person.

ARTICLE V
GENERAL COVENANTS

Section 5.01	Affirmative Covenants of the Borrower.

From the Closing Date until the Facility Termination Date:

(a)         Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its certificate of formation, limited liability company agreement and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition and origination of and investments in Eligible Loan Assets and the ownership and management of the related Portfolio Assets; (ii) the Sale of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Loan Agreements to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non‐judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b)          Special Purpose Entity Requirements. The Borrower at all times shall comply with the special purpose covenants set forth in Section 9(d) of its limited liability company agreement as in effect on the Closing Date.

(c)          Preservation of Company Existence. Subject to Section 5.02(f), the Borrower will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under Applicable Law.

(d)          Deposit of Misdirected Collections. The Borrower shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower.

(e)          Potential Repayment Events, Material Modifications and Underlying Obligor Default.

(i)          The Borrower shall give notice to the Administrative Agent and the Lenders within five Business Days of the Borrower’s actual knowledge of the occurrence of any Potential Repayment Event. Once notified, the related Advance shall be subject to the requirements of Section 2.14(a) unless the Lenders have either consented to such Potential Repayment Event or agreed with the Borrower on terms relating to the applicable Loan Asset such that the applicable Loan Asset will remain in the applicable Borrowing Base, which such terms shall be reflected as an amendment to the executed Term Loan Series Confirmation relating to the Term Loan Series that such Loan Asset relates.

(ii)          The Borrower shall give prior written notice to the Administrative Agent and the Lenders of any proposed Material Modification with respect to any Loan Asset. Once notified, the Lenders shall have 10 Business Days to consent or decline to consent to such Material Modification. If such consent is not obtained, the Borrower may proceed with such Material Modification, but shall make any prepayment as required by Section 2.14(a). For the avoidance of doubt, if the Lenders do not respond to the request for consent for any proposed Material Modification within the 10 Business Day period, such consent shall be deemed to have been declined.

(iii)          The Borrower shall give written notice to the Administrative Agent and the Lenders of any Underlying Obligor Default with respect to any Loan Asset as promptly as possible after learning thereof and shall provide, or shall cause the Servicer to provide, the calculations required under Section 2.05(f), including a Borrowing Base for the applicable Term Loan Series as described in Section 2.05(f).

(iv)         The Borrower shall give written notice to the Administrative Agent and the Lenders promptly (but in no event later than 5 Business Days after a Responsible Officer of KKR Real Estate Finance Holdings L.P. or the Borrower learns thereof, whether or not as a result of notice provided by the applicable Obligor with respect to any Loan Asset) of (1) any event or condition with respect to any Loan Asset that, if in existence on the Cut‑Off Date, would have caused the representation in Section 4.01(aa) to be breached, (2)  any event or condition that results in, or could reasonably be expected to result in, any Underlying Collateral related to any Loan Asset being or becoming uninhabitable, unlivable, or unoccupiable for any period of time due to the presence or release of any Hazardous Materials, or (3) the discovery of any Hazardous Materials in, on, or about the Underlying Collateral that, in the Borrower’s reasonable determination, may have a materially adverse impact on the value of such Underlying Collateral (such event or condition in the foregoing clauses (1), (2), and (3), a “Remedial Action”).

(f)         Required Loan Documents. The Borrower shall deliver to the Collateral Custodian and the Servicer the Required Loan Documents and the Loan Asset Checklist pertaining to each Loan Asset within five Business Days of the Cut‑Off Date pertaining to such Loan Asset.

(g)         Notice of Event of Default. The Borrower shall notify the Administrative Agent with prompt (and in any event within two Business Days) written notice of the occurrence of each Unmatured Event of Default or Event of Default of which the Borrower has knowledge or has received notice. In addition, no later than five Business Days following the Borrower’s knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default, the Borrower will provide to the Administrative Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(h)          Notice of Material Events. The Borrower shall promptly notify the Administrative Agent of any event or other circumstance known to the Borrower that could reasonably be expected to result in a Material Adverse Effect.

(i)          Notice of Litigation. The Borrower shall promptly notify the Administrative Agent of the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $10,000,000.

(j)          Notice of ERISA Reportable Events. The Borrower shall promptly notify the Administrative Agent after receiving notice of the occurrence of any Reportable Event with respect to any Pension Plan except as would not reasonably be expected to result in a Material Adverse Effect, and provide the Administrative Agent with a copy of such notice.

(k)          Notice of Accounting Changes. Promptly and in any event within three Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent notice of any change in the accounting policies of the Borrower.

(l)          Additional Information; Additional Documents. The Borrower shall provide the Administrative Agent with any financial or other information reasonably requested by the Administrative Agent evidencing the truthfulness of the representations set forth in this Agreement. Notwithstanding anything to the contrary in this provision, the Borrower and its Affiliates will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter that (a) constitutes non‐financial trade secrets or non‐financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or agents) is prohibited by law or (c) in the Borrower’s or Affiliate’s reasonable judgment, would compromise any attorney‐client privilege, privilege afforded to attorney work product or similar privilege, provided that the Borrower shall make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, shall make commercially reasonable efforts to disclose information responsive to the requests of the Administrative Agent, any Lender or any of their respective representatives and agents, in a manner that will protect such privilege.

(m)          Protection of Security Interest. The Borrower will take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of the Collateral Portfolio free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a)  with respect to the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing, filing and maintaining (at the expense of the Borrower) effective financing statements against any Transferor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (c) at the expense of the Borrower, take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Administrative Agent (for the benefit of the Secured Parties) in the Borrower’s interests in the Collateral, including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the Borrower as debtor and the Administrative Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof), and (d) take all additional action that the Servicer or the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective first priority (subject to Permitted Liens) perfected security interests of the parties to this Agreement in the Collateral, or to enable the Servicer or the Administrative Agent to exercise or enforce any of their respective rights hereunder.

(n)         Liens. The Borrower will promptly notify the Administrative Agent of the existence of any material Lien on the Collateral known to the Borrower (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Administrative Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties to the extent commercially reasonable to do so (as determined by the Borrower in its reasonable discretion), other than with respect to Permitted Liens.

(o)          No Changes in Fees. The Borrower will not make any changes to the Fees or amend, restate, supplement or otherwise modify the Agent Fee Letter in any material respect without the prior written approval of the Lenders.

(p)          Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower shall at all times comply with all Applicable Law (including, without limitation, Environmental Laws, and all federal securities laws).

(q)          Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP. The Borrower shall account for the Transfer to it from the Transferor of the Loan Asset under each Loan Assignment as a transfer of such Loan Asset in its books and records.

(r)          Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(s)          Payment of Taxes. The Borrower shall pay and discharge all Taxes, levies, liens and  other charges on it or its assets and on the Collateral that, in each case, in any manner would create any Lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(t)          Tax Treatment. The Borrower and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes and to file any and all tax forms in a manner consistent therewith.

(u)         Obligor Notification Forms. After the occurrence and during the continuance of an Event of Default, the Borrower and Holdings shall furnish the Servicer and the Administrative Agent with an appropriate power of attorney to send (at the direction of the Majority Lenders to the Administrative Agent) notification forms to the Obligors of the Administrative Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent.

(v)         Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701‑3(b), and neither the Borrower nor any other Person on its behalf shall make an election to be, or take any other action that is reasonably likely to result in the Borrower being, treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701‑3(c).

(w)        Access to Records. From time to time and, prior the occurrence and continuance of an Unmatured Event of Default or Event of Default, upon not less than five Business Days advance notice, permit the Administrative Agent or any Person designated by the Administrative Agent and at the sole cost and expense of the Borrower, to, during normal hours, visit and inspect at reasonable intervals its and any Person to which it delegates any of its duties under the Transaction Documents books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Transaction Documents, and to make copies thereof or abstracts therefrom, and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, all as often as the Administrative Agent may reasonably request; provided, that, the Administrative Agent shall use all reasonable efforts to coordinate their inspections; provided, further, that so long as an Event of Default has not occurred or is continuing, the Borrower shall be responsible for the cost and expense of no more than two site visits in any calendar year.

(x)          Anti‐Money Laundering Laws. The Borrower shall maintain in effect policies and procedures designed to promote compliance by the Borrower and its directors, officers, employees, and agents with applicable Anti‐Money Laundering Laws any other applicable anti‑corruption laws.

(y)         Financial Reporting. The Borrower will furnish to the Administrative Agent and each Lender, (i) on the last day of each fiscal quarter, an updated Loan Asset Schedule and (ii) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower’s audited consolidated balance sheet as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, results of operations, shareholders’ equity and cash flows of the Borrower on a consolidated basis in accordance with GAAP consistently applied.

Section 5.02	Negative Covenants of the Borrower.

From the Closing Date until the Facility Termination Date:

(a)         Requirements for Material Actions. The Borrower shall at all times maintain at least one Independent Director and shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all members (including the consent of the Independent Director) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (v) make any assignment for the benefit of the Borrower’s creditors or (vi) admit in writing its inability to pay its debts generally as they become due.

(b)          Protection of Title. Except as otherwise permitted under this Agreement, the Borrower shall not take any action which would directly or indirectly materially impair or adversely affect Borrower’s title to the Collateral Portfolio.

(c)          Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any person other than the Administrative Agent for the benefit of the Secured Parties or in connection with Permitted Liens, or engage in financing transactions or similar transactions with respect to the Collateral with any person other than the Administrative Agent.

(d)          Indebtedness; Liens. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than the Obligations. The Borrower shall not create, incur or permit to exist any Lien in or on any of the Collateral subject to the Lien granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(e)          Organizational Documents. The Borrower shall not modify or terminate any of the organizational or operational documents of the Borrower in any manner that would adversely affect the interests of the Lenders without the prior written consent of the Lenders.

(f)          Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) in any manner that would adversely affect the interests of the Lenders without the prior written consent of the Lenders.

(g)          Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (x) to finance the acquisition, origination and/or investment by the Borrower in Collateral Portfolio, or (y) to distribute such proceeds to the Equityholder in connection with any Advance hereunder for the reimbursement of the Transfer of Loan Assets to the Borrower from the Equityholder. The Borrower shall not, directly or indirectly, use the proceeds of the Advances in any other manner that would result in a violation of Sanctions by any Person.

(h)          Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio or as otherwise contemplated by Section 5.01(a).

(i)           Tax Treatment. The Borrower shall not elect to be, or take any other action that is reasonably likely to result in the Borrower being treated as a corporation for U.S. federal income tax purposes and shall take all steps necessary to avoid being treated as a corporation for U. S. federal income tax purposes.

(j)          Loan Assignments. The Borrower will not amend, modify, waive or terminate any provision of any Loan Assignment in any manner that would adversely affect the interests of the Lenders without the prior written consent of the Lenders.

(k)        Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except as expressly permitted under Section 2.05; provided that, without the prior consent of the Administrative Agent acting at the direction of the Majority Lenders, the Borrower may not make distributions of Loan Assets except as expressly contemplated under Section 2.07.

(l)          ERISA Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, the Borrower will not (a) fail to meet the minimum funding standard set forth in Sections 302(a) and 303 of ERISA and Sections 412(a) and 430 of the Code with respect to any Pension Plan, (b) fail to make any payments to a Multiemployer Plan that the Borrower may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (c) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower, or (d) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan.

(m)        Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has directed, or otherwise has consented in writing to, such change.

(n)          Change of Jurisdiction, Location, Names or Location of Loan Asset Files. The Borrower shall not change the jurisdiction of its formation, change the location of its principal place of business and chief executive office or make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names) unless, prior to the effective date of any such change in the jurisdiction of its formation, change in location or name change or use, the Borrower provides at least 10 days prior written notice thereof and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such change in the jurisdiction of its formation, change in location or name change or use, together any other documents and instruments as the Administrative Agent may reasonably request in connection therewith. The Borrower shall not move, or consent to the Collateral Custodian moving, the Loan Asset Files from the location thereof on the Closing Date, applicable Issuance Date or Advance Date, unless the Administrative Agent shall consent to such move in writing.

Section 5.03             Affirmative Covenants of the Servicer.

From the Closing Date until the Facility Termination Date:

(a)          Compliance with Applicable Law. The Servicer will comply in all material respects with all Applicable Law.

(b)        Preservation of Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

Section 5.04            Negative Covenants of the Servicer.

From the Closing Date until the Facility Termination Date:

(a)          Required Loan Documents. The Servicer will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Servicer pursuant to this Agreement and will not dispose of any Collateral Portfolio except as contemplated by this Agreement or as is consistent with the Servicing Standard.

(b)         No Changes in Servicing Fees. The Servicer will not make any changes to the Servicing Fees or amend, restate, supplement or otherwise modify the Letter Agreement in any material respect without the prior written approval of the Lenders.

Section 5.05            Affirmative Covenants of the Collateral Custodian.  From the Closing Date until the Facility Termination Date:

(a)          Compliance with Applicable Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b)          Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)          Location of Loan Asset Files. Subject to Article XII, the Loan Asset Files shall remain at all times in the possession of the Collateral Custodian at the  address  set  forth  under  its  name  in  Section 11.02 unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain documents from the Loan Asset Files to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Loan Asset Files may be released pursuant to the terms of this Agreement.

Section 5.06	Negative Covenants of the Collateral Custodian. From the Closing Date until the Facility Termination Date:

(a)          Loan Asset File. The Collateral Custodian will not dispose of any documents constituting the Loan Asset File in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any item of the Collateral Portfolio except as contemplated by this Agreement.

(b)          No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees or amend, restate, supplement or otherwise modify the Agent Fee Letter without the prior written approval of the Lenders.

Section 5.07            Affirmative Covenants of Holdings.

From the Closing Date until the Facility Termination Date:

(a)        Preservation of Company Existence. Holdings will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under Applicable Law.

(b)         Protection of Security Interest. Holdings shall take all action that the Servicer or the Administrative Agent may reasonably request to perfect, protect and more fully evidence the first priority (subject to Permitted Liens) perfected security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Pledged Equity, or to enable the Administrative Agent to exercise or enforce any of its rights hereunder.

(c)          Liens. Holdings will promptly notify the Administrative Agent of the existence of any Lien on the Pledged Equity known to Holdings (other than Permitted Liens) and Holdings shall defend the right, title and interest of the Administrative Agent, for the benefit of the Secured Parties, in and to the Pledged Equity against all claims of third parties to the extent commercially reasonable to do so (as determined by Holdings in its reasonable discretion), other than with respect to Permitted Liens.

(d)          Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings shall at all times comply with all Applicable Law (including, without limitation, Environmental Laws, and all federal securities laws).

Section 5.08            Negative Covenants of Holdings.

From the Closing Date until the Facility Termination Date:

(a)          Protection of Title. Except as otherwise permitted under this Agreement, Holdings shall not take any action which would directly or indirectly materially impair or adversely affect Holdings’ title to the Pledged Equity.

(b)         Transfer Limitations. Holdings shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Pledged Equity to any person other than the Administrative Agent for the benefit of the Secured Parties, other than Permitted Liens, or engage in financing transactions or similar transactions with respect to the Pledged Equity with any person other than the Administrative Agent.

(c)         Indebtedness; Liens. Holdings shall not create, incur, assume or suffer to exist any Indebtedness. Holdings shall not create, incur or permit to exist any Lien in or on any of the Pledged Equity, other than Permitted Liens.

(d)         Organizational Documents. Holdings shall not modify or terminate any of the organizational or operational documents of Holdings in any manner that would adversely affect the interests of the Lenders without the prior written consent of the Lenders.

(e)          Limited Assets. Holdings shall not hold or own any assets that are not part of the Pledged Equity.

(f)          Change of Jurisdiction, Location or Names. Holdings shall not change the jurisdiction of its formation, change the location of its principal place of business and chief executive office or make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names) unless, prior to the effective date of any such change in the jurisdiction of its formation, change in location or name change or use, Holdings provides at least 10 days prior written notice thereof and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such change in the jurisdiction of its formation, change in location or name change or use, together any other documents and instruments as the Administrative Agent may reasonably request in connection therewith.

ARTICLE VI
ADMINISTRATION AND SERVICING OF COLLATERAL PORTFOLIO

Section 6.01            Appointment and Designation of the Servicer.

(a)          Initial Servicer. The Borrower and the Administrative Agent hereby appoint Midland Loan Services, a Division of PNC Bank, National Association, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio and to take the actions required of it hereunder and under the other Transaction Documents. Midland Loan Services, a division of PNC Bank, National Association, hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof until such time as it resigns or is removed as Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b)         Servicer Termination Notice. The Borrower, the Servicer and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Termination Event, the Administrative Agent, by written notice to the Servicer (a “Servicer Termination Notice”), may (and shall, upon the direction of the Majority Lenders) terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer

Termination Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice (such date not to exceed 30 days after the date of such notice) or otherwise specified by the Administrative Agent or the Majority Lenders in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent or the Majority Lenders, until a date mutually agreed upon by the Servicer and the Administrative Agent or the Majority Lenders. The Servicer shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.05, the Servicing Fees accrued until such termination date as well as any other fees, amounts, expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter (collectively, the “Servicer Termination Expenses”). To the extent amounts held in the Collection Account and paid in accordance with Section 2.05 are insufficient to pay the Servicer Termination Expenses, the Borrower (and to the extent the Borrower fails to so pay, the Lenders based on their Pro Rata Share) agree to pay the Servicer Termination Expenses within 10 Business Days of receipt of an invoice therefor. After the earlier of (x) the termination date specified in the applicable Servicer Termination Notice and (y) 30 days thereafter as provided above, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a Replacement Servicer, and the Replacement Servicer shall assume each and all of the Servicer’s obligations under this Agreement and the other Transaction Documents, on the terms and subject to the conditions herein set forth, and the Servicer shall use its commercially reasonable efforts to assist the Replacement Servicer in assuming such obligations.

(c)          Appointment of Replacement Servicer. At any time following the delivery of a Servicer Termination Notice or receipt of any notice of resignation under Section 6.10, the Administrative Agent (acting at the direction of the Majority Lenders) may, with the consent of the Borrower (such consent not being required if an Event of Default has occurred and is continuing), appoint a new Servicer (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent acting at the direction of the Majority Lenders. Any Replacement Servicer shall be an established financial institution, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of assets similar to the Collateral Portfolio.

(d)          Liabilities and Obligations of Replacement Servicer. Upon its appointment, any Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer); provided that any Replacement Servicer shall have (i) no liability with respect to any action performed by the prior Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer, (ii) no obligation to with respect to any Taxes on behalf of the Borrower, except for any payment made out of the Collection Account as provided in Section 2.09, (iii) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby and (iv) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer. The indemnification obligations of the Replacement Servicer upon becoming a Servicer, are expressly limited to those arising on account of its gross negligence, willful misconduct or violation of the Servicing Standard, or the failure to perform materially in accordance with its duties and obligations set forth in this Agreement. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the prior Servicer contained in Section 4.03.

(e)          Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate on the Facility Termination Date and shall pass to and be vested in the Borrower thereafter and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney‐in‐fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral Portfolio.

(f)          Subcontracts. The Servicer may, with the prior written consent (except that no such consent shall be required (i) with respect to ministerial duties; or (ii) to the extent necessary for Servicer to comply with any applicable laws, regulations, codes or ordinances relating to Servicer’s servicing obligations) of the Administrative Agent and the Borrower (not to be unreasonably withheld or delayed), subcontract with any other Person for servicing, administering or collecting the Collateral Portfolio; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Termination Event.

(g)          Waiver. The Borrower acknowledges that the Administrative Agent or any of its Affiliates may act as the Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

Section 6.02            Duties of the Servicer.

(a)        Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral Portfolio from time to time, all in accordance with Applicable Law and the Servicing Standard and to take the actions of the Servicer under this Agreement and the other Transaction Documents. Prior to the occurrence of a Servicer Termination Event, but subject to the terms of this Agreement (including, without limitation, Section 6.05), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral Portfolio and take or refrain from taking any and all actions with respect to the Collateral Portfolio. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i)          [reserved];

(ii)        maintaining all necessary servicing records with respect to the Collateral Portfolio and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Custodian) in respect of the servicing of the Collateral Portfolio (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or the Majority Lenders may reasonably request;

(iii)          maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral Portfolio in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral Portfolio;

(iv)       promptly delivering to the Administrative Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent or the Collateral Custodian may from time to time reasonably request;

(v)        identifying each Loan Asset clearly and unambiguously in its servicing records to reflect that such Loan Asset has been Transferred and is owned by the Borrower and that the Borrower is granting a security interest therein to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement;

(vi)          notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan Asset (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to result in a Material Adverse Effect;

(vii)          maintaining the perfected first priority security interest (subject to Permitted Liens) of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral;

(viii)          causing the Collateral Custodian to maintain, the Loan Asset File with respect to Loan Assets included as part of the Collateral Portfolio in a prudent and safe manner consistent with industry standards;

(ix)            directing the Account Bank to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.05;

(x)           as provided in Section 6.05(d), instructing the Obligors, lead servicers, lead agents or administrative agents on Loan Assets or Whole Loans, as applicable, to make payments directly into the Servicer Clearing Account and otherwise directing or depositing Collections into the Servicer Clearing Account;

(xi)          complying with such other duties and responsibilities as may be required of the Servicer by this Agreement;

(xii)          performing payment processing, record keeping, administration of Escrow Accounts, interest rate adjustments, and other routine customer service functions;

(xiii)         determining and notifying each Obligor of the amount of each payment of principal and interest due under the terms of the applicable Loan Agreement;

(xiv)          performing Tax and insurance monitoring of the Underlying Collateral;

(xv)         monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Loan Agreements, in each case, to the extent such information is provided to the Servicer; provided, that if such Loan Agreements provide for any decision or discretion with respect to application of such proceeds, the Servicer shall seek written instructions from the Borrower with respect to such application;

(xvi)          monitoring all payments made with respect to the Loan Assets; and

(xvii)        identifying Collections as Principal Collection and Interest Collections, preparing statements with respect to Collections and segregating such Collections, all as required by this Agreement.

It is acknowledged and agreed by the parties hereto that (i) in circumstances in which a Person other than the Borrower or any Affiliate of the Servicer acts as lead agent with respect to any whole loan for which the Loan Asset represents a pari passu or subordinate interest ("Whole Loan"), the Servicer shall not perform servicing of the Whole Loan.  Notwithstanding anything in this Section 6.02(a), Servicer shall perform the servicing duties set forth in this Section 6.02(a) hereunder (other than 6.02(a)(vi)- (ix) and (xii-xvi)) with respect to such Loan Asset and (ii) notwithstanding anything to the contrary contained herein, (x) to the extent delivery of any notice, report or other information required hereunder, or any other obligation hereunder is satisfied by Midland in its capacity as Servicer, Administrative Agent or Collateral Custodian, as applicable, such obligation shall be deemed satisfied for all purposes of this Agreement to the extent such obligation also applies to Midland in a different capacity hereunder and (y) Midland, in its capacity as Servicer, Administrative Agent or Collateral Custodian, as applicable, shall not be required to provide any notice, report or other information required to be delivered to Midland in a different capacity hereunder.

(b)         The Servicer may execute any of its duties and exercise its rights and powers under this Agreement or any other Transaction Document by or through sub‐agents or attorneys in fact appointed by the Servicer and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Service shall not be responsible for the negligence or misconduct of any sub‐agent or attorney in fact that it selects with reasonable care.

(c)          Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent and the Secured Parties of their rights hereunder shall not release the Servicer or the Borrower from any of their duties or responsibilities with respect to the Collateral Portfolio. The Secured Parties and the Administrative Agent shall not have any obligation or liability with respect to any Collateral Portfolio, nor shall any of them be obligated to perform any of the obligations of the Servicer or the Borrower hereunder.

(d)         Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor to the extent of any amounts then due and payable thereunder (starting with the oldest such outstanding payment due) before being applied to any other receivable or other obligation of such Obligor.

(e)          The Servicer is not required to take any action under this Agreement or any other Transaction Document that, in its opinion or the opinion of its counsel, may expose the Servicer to liability or that is contrary to any Loan Document or Applicable Law. The Servicer shall not be liable for any action taken or not taken by it under this Agreement or any other Transaction Document with the consent or at the request of the Borrower or the Majority Lenders (or all Lenders, as applicable and as set forth in Sections 7.01 and 11.01).

(f)          In the event the Borrower requests the consent of a Lender pursuant to the foregoing provisions and the Borrower does not receive a consent (either positive or negative) from such Person within ten Business Days of such Person's receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action. For all purposes of this Agreement and the other Transaction Documents, the Borrower and the Lenders, as the case may be, shall determine what lender consent is required for a particular amendment, waiver and/or consent.

(g)         The Servicer shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any of the other Transaction Documents in the absence of its own gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction. Without limiting the foregoing, the Servicer: (i) may consult with legal counsel (including counsel for the Borrower, the Administrative Agent or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (e) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Servicer (if any); and (iii) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents for relying on any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 6.03          Legal Fees.  Seller shall pay all of Servicer’s out of pocket legal fees and out of pocket expenses related to the termination of the Original Servicing Agreement (and/or any future extensions or rescissions of such termination notice letters), the negotiation, preparation and execution of the short-term letter agreements and any other agreements or notices that memorialize any interim changes, the termination of the Original Servicing Agreement and/or the negotiation and execution of this Agreement within 30 days of receipt of a written invoice from Servicer or its legal counsel.

Section 6.04            Authorization of the Servicer.

(a)          Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, to collect all amounts due under the Collateral Portfolio, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio and, after the delinquency of any Loan Asset and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower and the Administrative Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to facilitate the collectability of the Collateral Portfolio. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s (at the direction of the Majority Lenders) consent. In the performance of its obligations hereunder, Midland shall not be obligated to take, or to refrain from taking, any action which the Borrower or any Lender requests that Midland take or refrain from taking to the extent that Midland determines in its reasonable and good faith judgment that such action or inaction (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Loan Asset, Borrower or Obligor; (ii) may cause a violation of any provision of this Agreement, a Fee Letter or a Required Loan Document or any other Transaction Document; or (iii) may be a violation of the Servicing Standard.

(b)          After the declaration of the Final Maturity Date for any Term Loan Series, at the direction of the Administrative Agent (acting at the direction of the Majority Lenders), the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Loan Assets included in the Borrowing Base with respect to, or acquired with Advances made under, such Term Loan Series; provided that the Administrative Agent may (at the direction of the Majority Lenders), at any time that an Event of Default has occurred, notify any Obligor with respect to any Loan Asset of the assignment of such Loan Asset to the Administrative Agent for the benefit of the Secured Parties and direct that payments of all amounts due or to become due thereunder be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Loan Asset, and adjust, settle or compromise the amount or payment thereof.

Section 6.05            Collection of Payments; Accounts.

(a)         Collection Efforts, Modification of Collateral Portfolio. The Servicer will collect or use commercially reasonable efforts to cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral Portfolio as and when the same become due, all in accordance with the Servicing Standard. The Servicer may not waive, modify or otherwise vary any provision of a Loan Asset in a manner that would impair the collectability of such Loan Asset or in any manner contrary to the Servicing Standard.

(b)         Acceleration. If consistent with the Servicing Standard, the Servicer, at the direction of the Borrower, shall accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset promptly after such Loan Asset becomes defaulted.

(c)          Taxes and other Amounts. The Servicer will use its commercially reasonable efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Loan Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by the Loan Agreements.

(d)         Payments to Servicer Clearing Account. On or before the Cut-Off Date for each Loan Asset, the Servicer shall have instructed all Obligors (except for Obligors relating to Loan Assets that are actively cash managed and/or have a separate lockbox for payments pursuant to the terms of the related Loan Asset documents) or lead agents to make all payments in respect of such Loan Asset directly to the Servicer Clearing Account; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the "lead borrower" or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation. Borrower shall direct Obligors or lead agents, as applicable, to cooperate with the Servicer.

(e)          Collection Account. Each of the parties hereto hereby agrees that (i) the Collection Account is intended to be a “deposit account” within the meaning of the UCC and (ii) only the Administrative Agent and the Servicer shall be entitled to exercise the rights with respect to the Collection Account and have the right to direct the disposition of funds in the Collection Account in accordance with Section 2.05. Each of the parties hereto hereby agrees to cause the Account Bank to agree with the parties hereto that regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Collection Account, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9‐304 of the UCC).

(f)          Loan Agreements. Notwithstanding any term hereof to the contrary, none of the Administrative Agent or the Collateral Custodian shall be under any duty or obligation in connection with the acquisition by the Borrower of, or the grant of a security interest by the Borrower to the Administrative Agent in, any Loan Asset to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements, or otherwise to examine the Loan Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any instrument delivered to it evidencing any Loan Asset granted to the Administrative Agent hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement.

(g)          Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii)the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.06            Realization Upon Loan Assets. The Servicer will notify Administrative Agent when it has notice of Loan Asset default.  The Servicer shall not take any action with respect to such Loan Asset.   In any case in which any such Underlying Collateral has suffered damage, the Servicer will have no obligation to expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral. Notwithstanding anything to the contrary herein, Administrative Agent and Servicer shall not take any action with respect to the Collateral Portfolio, nor shall it be required to take any actions, relating to any special servicing activities (it being understood and agreed that Servicer and/or Administrative Agent shall determine whether any obligations and/or actions of the Servicer and/or Administrative Agent expressly set forth in this Agreement or the other Transaction Documents shall constitute special servicing activities).

Section 6.07            Servicing Compensation.  As compensation for its Servicer activities hereunder, the Servicer shall be entitled to the Servicing Fee from the Borrower as set forth in the Letter Agreement, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.05, provided that if such amounts are insufficient then Sections 6.11 and 11.07 shall be applicable. The Servicer’s entitlement to receive the Servicing Fee shall cease on the earlier to occur of: (i) its removal  as Servicer as provided in Section 6.01(b), (ii) its resignation as Servicer as provided in Section 6.10 or (iii) the termination of this Agreement; provided that the Servicer shall be entitled to any fees accrued and payable up to such date to the extent not previously paid.

Section 6.08            Payment of Certain Expenses by Servicer.  The Borrower (or the Servicer on its behalf to the extent amounts are available in the Collection Account), will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account. The Servicer shall be reimbursed for any reasonable out‐of‐pocket expenses incurred hereunder (including out‐of‐pocket expenses paid by the Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.05; provided that, to the extent funds are not available for such reimbursement, the Servicer shall be entitled to repayment of such expenses from the Borrower and if the Borrower fails to so reimburse the Servicer, the Servicer shall be entitled to be reimbursed by the Lenders ratably (and each Lender hereby agrees to so reimburse the Servicer as provided herein) across the Term Loan Series then outstanding within 10 Business Days of receipt of an invoice therefor.

Section 6.09            Reports to the Administrative Agent Account Statements; Servicing Information.

(a)        Notice of Borrowing. On each Advance Date and on each prepayment of Advances Outstanding pursuant to Section 2.14, the Borrower will provide a Notice of Borrowing or a Notice of Reduction, as applicable, and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent.

(b)          Servicing Report.

(i)         On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent and the Account Bank, a monthly statement including (x) a summary prepared with respect to each Obligor and with respect to each Loan Asset for such Obligor prepared as of the most recent Determination Date and substantially in the form of Exhibit H (such monthly statement, together with the amounts set forth in clause (z), collectively, a “Servicing Report”), (y) each amendment, restatement, supplement, waiver or other modification to a Loan Asset, and whether such amendment, restatement, supplement, waiver or other modification is a Material Modification signed by a Responsible Officer of the Borrower (for this clause (y), all to the extent received by the Servicer) and (z) identification of any Excluded Amounts.

(ii)          On each Reporting Date that includes a Payment Date in the same Month, in addition to the information provided under clause (i) above, the Servicer will include with the Servicing Report the amounts to be remitted pursuant to Section 2.05 to the applicable parties on such Payment Date (which shall include any applicable wiring instructions of the parties receiving payment) with respect to the related Payment Date to the extent not included in such Servicing Report.

(c)         Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer (or the Borrower in connection with the delivery of a Borrowing Notice) will deliver to the Administrative Agent, with respect to each Obligor, (i) as soon as practicable, and prior to any Borrowing Notice delivered to the Lender making an Advance with respect to the related Loan Asset to the extent timely received by the Borrower and the Servicer pursuant to the Loan Agreement to meet such delivery guidelines, the complete financial reporting package with respect to such Obligor (including three years’ historical audited or unaudited financing statements and related information, to the extent such information is received by the Servicer) and with respect to each Loan Asset for such Obligor provided to the Borrower (and such is timely received by the Servicer) either Monthly or quarterly, as the case may be, which delivery shall be made within 45 days of the end of each Month or quarter end, as the case may be (or such longer period provided in the applicable Loan Agreement with respect to the end of an Obligor’s fiscal quarter or fiscal year), which reporting package shall include any covenant compliance certificates under the related Loan Agreement (to the extent the Servicer receives such information at least 15 days prior to the date it is required to provide such information), (ii) asset and portfolio level monitoring reports prepared by the Servicer with respect to the Loan Assets, which delivery shall be made within 45 days following the Servicer’s receipt thereof, and which would include, at a minimum, covenant and financial covenant testing as required hereunder, and (iii) the due dates and dates of collection of each Loan Asset within 45 days of the end of each Month. The Servicer will promptly deliver to the Administrative Agent, upon reasonable request and to the extent received by the Borrower and the Servicer, all other documents and information required to be delivered by the Obligors to the Borrower with respect to any Loan Asset included in the Collateral Portfolio.

(d)          Amendments to Loan Assets. The Servicer will deliver to the Administrative Agent and the Collateral Custodian a copy of any amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset (along with any internal documents that are not privileged prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) (i) with respect to any Material Modification, promptly and in any event within 5 Business Days of request of the Administrative Agent thereof and (ii) with respect to any amendment, restatement, supplement, waiver or other modification which is not a Material Modification, within 45 days after the end of each quarter (in each case, to the extent received by the Servicer). The Servicer shall also deliver to the Lenders any notice or other correspondence that it receives hereunder or with respect to any Loan Asset, in each case, to the extent it deems such material in accordance with the Servicing Standard, promptly upon receipt thereof.

(e)          Delivery Methods. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to this Agreement shall be deemed to have been delivered on the date upon which such information is received through e‐mail or another delivery method acceptable to the Administrative Agent

(f)         Upon reasonable prior written request of the Rating Agency, the Servicer will furnish or make available (electronically via a method determined in Servicer’s sole discretion) to such Rating Agency, any information regarding the Loan Assets reasonably requested by such Rating Agency that is reasonably necessary for such Rating Agency’s rating of the secured term loan facility which is the subject of this Agreement but only to the extent that the Servicer (i) has and can furnish such information without unreasonable effort or expense and (ii) is not otherwise restricted or prohibited from furnishing such information due to other contractual obligations or applicable laws or regulations. Notwithstanding the foregoing, the failure to deliver such information shall not constitute a Servicer Termination Event under this Agreement.

(g)         The Borrower will provide to the Rating Agency any report or notice that it receives or delivers under Section 6.09(c) or 6.09(d) on a timely basis, any notice regarding change of a service provider under this Agreement and any other information reasonably requested by the Rating Agency in connection with its rating of the secured term loan facility which is the subject of this Agreement.

Section 6.10         The Servicer Not to Resign.  The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law or (b) upon at least 60 days’ prior notice to the other parties hereto. If no successor servicer shall have been appointed and an instrument of acceptance by a successor Servicer shall not have been delivered to the Servicer within 30 days after the giving of such notice of resignation, the resigning Servicer may petition any court of competent jurisdiction for the appointment of a successor Servicer. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02. Any Fees then due and owing to the Servicer and accrued through such date, including any expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter, shall be due and payable on such discharge date and shall be paid from amounts in the Collection Account in accordance with Section 2.05 and if such amounts are insufficient to pay such amounts then due and owing, shall be paid by the Borrower (or the Lenders ratably across all Term Loan Series then outstanding if the Borrower fails to so pay such amounts) within 10 Business Days of receipt of an invoice therefor. In the event Midland resigns in its role or is terminated as Servicer, Administrative Agent, Collateral Custodian and/or the Account Bank, Midland, as applicable, shall be deemed to have concurrently resigned or been terminated, as applicable, in its role as Servicer, Administrative Agent, Collateral Custodian and/or the Account Bank, as applicable, with no further action needed by any of the parties hereto; provided that, such resignation or termination, as applicable, shall comply with the requirements of this Agreement.

Section 6.11         Indemnification of the Servicer.  Each Lender agrees to indemnify the Servicer ratably across all Term Loan Series then outstanding from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Servicer in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Servicer hereunder or thereunder; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Servicer’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders, Lenders and/or the Borrower shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article VI. Without limitation of the foregoing, each Lender agrees to reimburse the Servicer, ratably across all Term Loan Series then outstanding, promptly upon demand, for any Fees due to it hereunder, out‐of‐pocket expenses (including counsel fees) incurred by the Servicer in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Servicer or Lenders hereunder or thereunder and to the extent that the Servicer is not reimbursed for such expenses by the Borrower under Section 2.05.

Section 6.12         Indemnification of the Account Bank.  Each Lender agrees to indemnify the Account  Bank (to the extent not reimbursed by the Borrower) ratably across all Term Loan Series then outstanding from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Account Bank in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Account Bank hereunder or thereunder; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Account Bank’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of Majority Lenders, Lenders and/or the Borrower shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article VI. Without limitation of the foregoing, each Lender agrees to reimburse the Account Bank, ratably across all Term Loan Series then outstanding, promptly upon demand, for any Fees due to it hereunder, out‐of‐pocket expenses (including counsel fees) incurred by the Account Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Account Bank or Lenders hereunder or thereunder and to the extent that the Account Bank is not reimbursed for such expenses by the Borrower under Section 2.05.

Section 6.13         AML Defaults.  Upon discovery by Holdings of any Holdings AML Default, by the Borrower of any Borrower AML Default and/or by any Lender, with respect to itself, of any Lender Event of Default (but, in each case, regardless of whether any notice has been given as provided in this Agreement or any cure period provided herein has expired), Holdings, the Borrower or any such Lender, as applicable, shall give prompt written notice thereof to the Servicer.

Section 6.14          Temporary Construction Services.

(a)        Effective July 1, 2022, Servicer shall no longer provide any services related to construction draw reviews and shall have no obligation to monitor construction projects or collect or review information from Borrower regarding any construction loans.

(b)          For clarity and the avoidance of doubt, the Borrower agrees there are no construction loans or any associated construction draws associated with this Agreement or the related Loan Assets.

Section 6.15          Former Duties under Original Servicing Agreement.

(a)         The parties hereto agree that as of the date of this Agreement, that neither the Administrative Agent nor the Servicer shall have no duty to perform any asset management functions under this Agreement or the Original Servicing Agreement with respect to the Transaction Assets.

(b)         On or prior to the date hereof and to the extent not already provided, Servicer shall transfer to Borrower or its designee as directed by Borrower all files, statements and reports, in the Servicer’s possession or control pursuant to the Original Servicing Agreement for the Transaction Assets related to any asset management.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01            Events of Default.  If any of the following events (each, an “Event of Default”) occurs:

(a)          the Borrower fails to make any payment of (i) any Obligation (other than the payment of any amount upon the Final Maturity Date therefor or as provided in Section 2.14(d)) when due and such failure is not cured within 15 business days or (ii) any Obligation on the Final Maturity Date therefor or as provided in Section 2.14(d);

(b)        the Borrower defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of $5,000,000 and any such failure continues unremedied for 15 Business Days, or an event of default is declared under any such agreement, in each case, and such default is not cured or remedied within the applicable cure period, if any, provided for under such agreement; or

(c)          any failure on the part of the Borrower or Holdings duly to observe or perform any its covenants or agreements set forth in this Agreement or the other Transaction Documents to which it is a party (other than covenants or agreements with respect to which another clause of this Section 7.01 expressly relates, which shall not, on its own, constitute an Event of Default under this clause (c)) and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent or any Lender, and (ii) the date on which a Responsible Officer of the Borrower acquires knowledge thereof; or

(d)          the occurrence of a Bankruptcy Event relating to the Borrower or Holdings; or

(e)         the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction against the Borrower or Holdings for the payment of money in excess of $5,000,000 in the aggregate (unless such judgment is covered by third party insurance as to which the insurer has been notified of such judgment, decree or order and has not denied or failed to acknowledge coverage) where the Borrower or Holdings, as applicable, shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal, decree or order and caused the execution of the same to be stayed during the pendency of the appeal; or

(f)           the breach by the Borrower of the covenants set forth in Section 5.01(b) or any failure on the part of the Borrower duly to observe or perform any covenants or agreements of the Borrower set forth in Section 5.02 or any failure on the part of Holdings duly to observe or perform any covenants or agreements of Holdings set forth in Section 5.08; or

(g)          (1) any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or Holdings; provided that, there shall be no Event of Default under this clause (g)(1) to the extent such Event of Default arises solely from the action (or inaction) of the Account Bank, the Servicer, the Collateral Custodian, the Administrative Agent or a Lender,

(2)            the Borrower, Holdings, the Equityholder or any of their Affiliates shall, directly or indirectly, contest in writing in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien or security interest thereunder, or

(3)              any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; provided that, there shall be no Event of Default under this clause (g)(3) to the extent such Event of Default arises from the action (or inaction) of the Account Bank, the Servicer, the Collateral Custodian, the Administrative Agent or a Lender; or

(h)          any Change of Control shall occur; or

(i)          any representation, warranty or certification made by the Borrower or Holdings in any Transaction Document or in any agreement, instrument, certificate or other document delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made; or

(j)           the failure of the Borrower to maintain at least one Independent Director;

then the Administrative Agent or the Majority Lenders, may, by notice to the Borrower, declare the Final Maturity Date of any Term Loan Series to have occurred; provided that, in the case of any event described in Section 7.01(d), the Final Maturity Date for each Term Loan Series is deemed to have occurred automatically upon the occurrence of such event. Upon the occurrence and during the continuation of any Event of Default, (i) Lenders may decline to make any Advance hereunder or terminate its commitment to make Advances hereunder, (ii) the Administrative Agent or the Majority Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, provided that, in the case of any event described in Section 7.01(d), the Advances and other Obligations become immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) without the need of any notice to the Borrower upon the occurrence of such event and (iii) all amounts on deposit in the Collection Account shall be distributed by the Account Bank, acting at the direction of the Administrative Agent as described in Section 2.05(e) (provided that the Borrower shall in any event remain liable to pay such Advances and all such amounts and Obligations immediately in accordance with Section 2.05(d)). In addition, upon the occurrence and during the continuation of any Event of Default, the Lenders and the Administrative Agent, on behalf of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement, the other Transaction Documents or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative.

Section 7.02            Pledged Equity.

(a)          Except as otherwise set forth in Section 7.02(b) or 7.02(c):

(i)          Holdings shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof and Holdings agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement and the other Transaction Documents.

(ii)         Holdings shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the Pledged Equity (without any obligation to contribute such amounts to the Collection Account), to the extent and only to the extent that such dividends and other distributions are not prohibited by the terms and conditions of this Agreement and Applicable Law; provided that any noncash dividends or other distributions that would constitute Pledged Equity, shall be and become part of the Pledged Equity, and, if received by Holdings, shall not be commingled by Holdings with any of its other property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and Holdings shall promptly take all steps reasonably necessary to ensure the validity, perfection and priority (subject to Permitted Liens), including promptly delivering the same to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). So long as no Event of Default has occurred and is continuing, the Administrative Agent shall cooperate with Holdings with respect to making exchanges of Pledged Equity in connection with any exchange or redemption of such Pledged Equity not prohibited by this Agreement, which such cooperation shall include delivery of any such Pledged Equity in exchange for replacement Pledged Equity. For the avoidance of doubt, the Borrower agrees to reimburse the Administrative Agent for any costs or expenses incurred due to the provisions of this Section 7.02(a)(ii).

(b)         Upon the occurrence and during the continuance of an Event of Default (and after the delivery of notice to Holdings) or upon the occurrence of any event described in Section 7.01(d) (without notice), all rights of Holdings to dividends or other distributions that Holdings is authorized to receive pursuant to Section 7.02(a)(ii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends or other distributions received by Holdings contrary to the provisions of this Section 7.02(b) shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of Holdings and shall be promptly delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 7.02(b) shall be retained by the Administrative Agent in the Collection Account and shall be applied in accordance with the terms of this Agreement. After all Events of Default have been waived or are no longer continuing, the Administrative Agent shall promptly repay to Holdings (without interest) all dividends or other distributions that Holdings would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) of this Section and that remain in such account.

(c)         Upon the occurrence and during the continuance of an Event of Default (and after the delivery of notice to Holdings) or upon the occurrence of any event described in Section 7.01(d) (without notice), then (i) all rights of Holdings to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 7.02(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Majority Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit Holdings to exercise such rights, and (ii) in order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, Holdings shall promptly execute and deliver (or cause to be executed and delivered) to the

Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request. After all Events of Default have been waived, Holdings shall have the exclusive right to exercise the voting and/or consensual rights and powers that Holdings would otherwise be entitled to exercise pursuant to the terms of Section 7.02(a)(i).

(d)          Any notice given by the Administrative Agent to the Borrower under this Section 7.02 shall be given in writing.

Section 7.03            Additional Remedies.

(a)          Upon the occurrence and during the continuation of an Event of Default, and without limiting the remedies provided in this Article VII, the Majority Lenders or any agent or designee appointed by the Majority Lenders shall  (i) sell or otherwise dispose of any of the Collateral or the Pledged Equity at public or private sales and take possession of the proceeds of any such sale or disposition, (ii) instruct the obligor or obligors on any account, agreement, instrument or other obligation constituting Collateral or Pledged Equity to make any payment required by the terms of such account, agreement, instrument or other obligation directly to the Administrative Agent, (iii) give notice of sole control or any other instruction under the Collection Account Agreement and take any action therein with respect to Collateral subject thereto, (iv) in accordance with Section 7.02, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, including exchange, subscription or any other rights, privileges or options pertaining to any Pledged Equity, and otherwise act with respect to the Pledged Equity as though the Administrative Agent was the absolute owner thereof and (v) in accordance with Section 7.02, collect and receive all cash dividends, interest, principal and other distributions made on any Pledged Equity.

(b)          Any Collateral or Pledged Equity to be sold or otherwise disposed of pursuant to this Article VI may be sold or disposed of in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice upon such terms and conditions as the Majority Lenders or any agent or designee appointed by the Majority Lenders may deem commercially reasonable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any sale or disposition of Collateral or Pledged Equity may be made without the Majority Lenders or any agent or designee appointed by the Majority Lenders giving warranties of any kind with respect to such sale or disposition and the Majority Lenders or any agent or designee appointed by the Majority Lenders may specifically disclaim any warranties of title or the like. The Majority Lenders or any agent or designee appointed by the Majority Lenders, may comply with any applicable state or federal law requirements in connection with a sale or disposition of the Collateral or Pledged Equity and compliance will not be considered to adversely affect the commercial reasonableness of any such sale or disposition. If any notice of a proposed sale or disposition of the Collateral or Pledged Equity is required by law, such notice is deemed commercially reasonable and proper if given at least ten days before such sale or disposition. The Majority Lenders or any agent or designee appointed by the Majority Lenders has the right upon any public sale of Collateral or Pledged Equity and, to the extent permitted by law, upon any such private sale of Collateral or Pledged

Equity, to purchase the whole or any part of the Collateral or Pledged Equity so sold or disposed of free of any right of equity redemption, which equity redemption the Borrower hereby waives. Upon any sale or disposition of Collateral or Pledged Equity, the Majority Lenders or any agent or designee appointed by the Majority Lenders has the right to deliver and transfer to the purchaser or transferee thereof the Collateral or Pledged Equity so sold or disposed of.

(c)          For the avoidance of doubt, this Agreement (including, without limitation, this Article VII) shall be subject to the special servicing activities provisions in Section 6.06.

(d)         Upon the Majority Lenders' appointment of an agent or designee as contemplated in this Section 7.03, the Majority Lenders shall use commercially reasonable efforts to provide written notice of the appointment of the agent or designee to the Servicer.

ARTICLE VIII
INDEMNIFICATION

Section 8.01            Indemnities by the Borrower.

(a)          Without limiting any other rights which the Secured Parties or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower shall indemnify the Secured Parties and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article VIII) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), incurred by or asserted such Indemnified Party arising out of or as a result of (i) this Agreement or the other Transaction Documents or in respect of any of the Collateral, (ii) any Advance Credit or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnified Party is a party thereto, excluding, however, Indemnified Amounts to the extent resulting solely from gross negligence, bad faith or willful misconduct on the part of an Indemnified Party as determined in a final decision by a court of competent jurisdiction.

(b)          Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within thirty days following receipt by the Borrower of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c)          If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)          If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.

(e)         The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Servicer, the Account Bank or the Collateral Custodian or the termination of this Agreement.

Section 8.02           Legal Proceedings.  In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action, the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action. Each applicable Indemnified Party shall deliver to the Indemnifying Party within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts.

ARTICLE IX
THE ADMINISTRATIVE AGENT

Section 9.01            The Administrative Agent.

(a)        Appointment.          Each Lender hereby appoints Midland to act on its behalf as the Administrative Agent under this Agreement and the other Transaction Documents and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)          Certain Duties of Administrative Agent. On and after the Initial Advance Date and until its removal pursuant to Section 9.01(j), but without limiting the Administrative Agent’s duties set forth elsewhere in this Article IX, the Administrative Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)          The Administrative Agent shall calculate amounts to be remitted pursuant to Section 2.05 to the applicable parties and notify the Servicer in the event of any discrepancy between the Administrative Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.06;

(ii)          The Administrative Agent shall instruct the Account Bank to make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.05 or 2.06 (the “Payment Duties”).

(iii)          The Administrative Agent shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral Portfolio held hereunder which it receives from the related Obligor, participating bank or agent bank. In no instance shall the Administrative Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default, in which event the Administrative Agent shall vote, consent or take such other action in accordance with such instructions.

(iv)          The Lenders hereby direct the Administrative Agent and the Administrative Agent is authorized to enter into the Collection Account Agreement. For the avoidance of doubt, all of the Administrative Agent’s rights, protections and immunities provided herein shall apply to the Administrative Agent for any actions taken or omitted to be taken under the Collection Account Agreement in such capacity.

(v)        The Administrative Agent hereby agrees to provide notice to the Lenders of any termination of the Collection Account Agreement immediately upon becoming aware of such termination. In the event of such termination, the Administrative Agent (acting at the direction of the Majority Lenders, who will consult with the Borrower) shall designate a replacement Account Bank and Collection Account and request that the existing Account Bank wire any funds in the existing Collection Account to the replacement Collection Account so designated in accordance with this clause (v).

(c)          Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Transaction Document by or through sub‐agents or attorneys in fact appointed by the Administrative Agent and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub‐agent or attorney in fact that it selects with reasonable care.

(d)          Administrative Agent’s or Servicer’s Reliance, Limitation of Liability, Etc.

(i)          The Administrative Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any of the other Transaction Documents in the absence of its own gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower, the Administrative Agent or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (e) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and (iii) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents for relying on any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

(ii)         The Administrative Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio. The Administrative Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(iii)          It is expressly agreed and acknowledged that the Administrative Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.

(iv)         The Administrative Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, the Administrative Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

(e)          Actions by Administrative Agent.

(i)          Each Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Lender hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and, subject to Section 6.06, take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower and Holdings hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 9.01(e)(i) (except as provided in Section 6.06) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral or the Pledged Equity, including to performing standard primary servicing functions such as filing continuation financing statements in respect of the Collateral or the Pledged Equity in accordance with the Transaction Documents, including Section 5.01(m).

(ii)          The Administrative Agent is not required to take any action under this Agreement or any other Transaction Document that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law. The Administrative Agent shall not be liable for any action taken or not taken by it under this Agreement or any other Transaction Document with the consent or at the request of the Majority Lenders (or all Lenders, as applicable and as set forth in Sections 7.01 and 11.01). In the event the Borrower requests the consent of a Lender pursuant to the foregoing provisions and the Borrower does not receive a consent (either positive or negative) from such Person within ten Business Days of such Person's receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action. For all purposes of this Agreement and the other Transaction Documents, with the cooperation of the Administrative Agent, the Initial Lender shall determine what lender consent is required for a particular amendment, waiver and/or consent to the extent not otherwise specifically set forth in this Agreement.

(f)          Notice of Event of Default, Unmatured Event of Default or Servicer Termination Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Termination Event and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Termination Event,” as applicable. The Administrative Agent shall (subject  to Section 9.01(d)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Termination Event as may be requested by the Majority Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Administrative Agent.

(g)          Credit Decision with Respect to the Administrative Agent. Each Lender acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it (other than as set forth in this Agreement), and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Collateral Custodian or any of their respective Affiliates or review or approval of any of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

(h)          Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent, to the extent not reimbursed by the Borrower (or the Servicer on the Borrower’s behalf from amounts available in the Collection Account for payment thereof), ratably across all Term Loan Series then outstanding, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction

Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX. Without limitation of the  foregoing, each Lender agrees to reimburse the Administrative Agent, ratably across all Term Loan Series then outstanding, promptly upon demand, for any Fees due to it hereunder, out‐of‐pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Administrative Agent or Lenders hereunder or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower (or the Servicer on the Borrower’s behalf solely from the Collection Account, to the extent amounts are available therefore under Section 2.05).

(i)          Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least 60 days’ written notice thereof to the Initial Lender and the Borrower and may be removed at any time with cause by the Majority Lenders and the Borrower acting jointly. Upon any such resignation or removal, the Borrower and the Majority Lenders acting jointly shall appoint a successor Administrative Agent (provided that the consent of the Borrower shall not be required after the occurrence, and during the continuance, of an Event of Default). The Majority Lenders agree they shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no successor Administrative Agent shall have been appointed and an instrument of acceptance by a successor Administrative Agent shall not have been delivered to the Initial Lender and the Borrower within 30 days after the giving of such notice of resignation, the resigning Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 60 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. No such resignation shall become effective until a replacement Administrative Agent shall have assumed the responsibilities and obligations of the Administrative Agent in accordance with Section 9.01. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. Any Fees then due and owing to the Administrative Agent and accrued through such date, including any expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter, shall be due and payable on such discharge date and shall be paid from amounts in the Collection Account in accordance with Section 2.05 and if such amounts are insufficient to pay such amounts then due and owing, shall be paid by the Borrower (or the Lenders ratably across all Term Loan Series then outstanding if the Borrower fails to so pay such amounts) within 10 Business Days of receipt of an invoice therefor. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(j)         Payments by the Administrative Agent. Unless specifically allocated to a specific Lender, all amounts received by the Administrative Agent on behalf of the Lenders shall be allocated in accordance with their related Lender’s respective Pro Rata Share on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

(k)         Fees. Pursuant to the Agent Fee Letter, the Administrative Agent shall be entitled to payment for its services in accordance with Article II hereof. The Administrative Agent will not make any changes to the Fees owing to it or amend, restate, supplement or otherwise modify the Agent Fee Letter without the prior written approval of the Lenders.

(l)          Action at Direction of Majority Lenders. To the extent the Administrative Agent is required to take or refrain from taking any action hereunder at the request of the Majority Lenders and for any reason, the Majority Lenders fail to agree on such action or inaction, then the Administrative Agent shall act at the direction of the Initial Lender in its reasonable discretion.

Section 9.02            Collateral Matters.

(a)          Each Lender authorizes the Administrative Agent to release any Lien on any Collateral granted to or held by the Administrative Agent, for the benefit of the Secured Parties, under this Agreement or any other Transaction Document (i) as provided in Section 2.12 or (ii) if approved, authorized or ratified in writing in accordance with Section 11.01. Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property. In each case as specified in this Section 9.12, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the Servicer such documents as the Servicer may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under this Agreement or the other Transaction Documents in accordance with the terms of the Transaction Documents and this Section 9.12.

(b)          The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower or the Servicer in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)          It is understood and agreed that the Administrative Agent (i) shall have no responsibility with respect to the determination of whether any Pledged Equity is certificated or uncertificated and (ii) the Administrative Agent shall only be responsible for holding Pledged Equity to the extent actually received.

Section 9.03            Performance Conditions.  The obligations of Midland to effect the transactions contemplated hereby shall be subject to the following conditions:

(a)          (i) Midland shall have completed its due diligence with respect to the Borrower and each Lender in order to satisfy compliance with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations), and (ii) Midland shall have been satisfied with the results of such due diligence in its sole discretion;

(b)          Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, Holdings and the Borrower shall deliver to the Servicer evidence satisfactory to the Servicer substantiating that it is not a Non‐Exempt Person and that Midland is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Loan Assets or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if Holdings or the Borrower, as applicable, are created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Servicer an Internal Revenue Service Form W‐9 and (ii) if Holdings or the Borrower is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by Holdings or the Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, Holdings or the Borrower, as applicable, shall satisfy the requirements of the preceding sentence by furnishing to the Servicer an Internal Revenue Service Form W‐8ECI, Form W‐8EXP, Form W‐8IMY (with appropriate attachments) or Form W‐8BEN, or successor forms, as may be required from time to time, duly executed by Holdings and/or the Borrower, as applicable, as evidence of such party’s exemption from the withholding of United States tax with respect thereto. Midland shall not be obligated to make any payment hereunder to Holdings or the Borrower until Holdings and the Borrower shall have furnished to the Servicer the requested forms, certificates, statements or documents; and

(c)          In each and every case of a Holdings AML Default, Borrower AML Default or a Lender Event of Default, Midland may, by notice in writing to Borrower and the Lenders, in addition to whatever rights Midland may have at law or in equity, including injunctive relief and specific performance, immediately resign as Servicer, Administrative Agent, Collateral Custodian and Account Bank (notwithstanding any provision in Sections 6.10, 9.01(i), 12.07 or otherwise in this Agreement, but subject to the provisions set forth in this Section 9.03(c)), without Midland incurring any penalty or fee of any kind whatsoever in connection therewith. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Holdings AML Default, Borrower AML Default or Lender Event of Default. On or after the receipt by Holdings, the Borrower and any Lender of a written notice of resignation from Midland pursuant to this Section 9.03(c), (i) all payments communications, determinations and other obligations provided to be made by, to or through Midland shall instead be made by, to or through each Lender until such time as a successor to Midland has been appointed as provided by this Agreement, (ii) the Administrative Agent shall continue to hold its security interest in the Collateral and the Pledged Equity on behalf of the Secured Parties until assigned to the Lenders, (iii) the Administrative Agent’s security interest in the Collateral and the Pledged Equity is immediately and automatically assigned to the Lenders without any action on the part of the Administrative Agent or the Lenders, and (iv) Midland’s obligations under this Agreement shall terminate. After the receipt by Holdings, the Borrower and any Lender of a written notice of resignation from Midland pursuant to this Section 9.03(c), (A) the Administrative Agent shall deliver such Collateral or Pledged Equity as it possesses to the Initial Lender or such other Person as the Initial Lender designates in writing and shall execute and deliver such assignments, releases and other similar documents as are reasonably requested by the Lenders to evidence the assignment described in clause (iii) above and (B) the Collateral Custodian shall deliver all Loan Asset Files to the Initial Lender or such other Person as the Initial Lender designates in writing, in all cases at the sole cost and expense of the Borrower. Notwithstanding the foregoing, upon any such termination, Midland will be entitled to receive all accrued Fees, indemnities and expenses through the date of termination.

(d)          AML Covenants. The obligations of Midland to effect any transaction contemplated hereby shall be subject to (1) Holding’s compliance with all Applicable Laws, including Anti‐Terrorism Laws, and the continued truthfulness and completeness of Holding’s representations and warranties found in Section 4.06(l), (2) Borrower’s compliance with all Applicable Laws, including Anti‐Terrorism Laws, and the continued truthfulness and completeness of Borrower’s representations and warranties found in Section 4.01(bb) and (3) each Lender’s compliance with Anti‐Terrorism Laws, and the continued truthfulness and completeness of each Lender’s representations and warranties found in Section 4.04(d).

Section 9.04          Post‐Closing Performance Conditions.  The parties hereto agree to cooperate with reasonable requests made by any other party hereto after signing this Agreement to the extent reasonable necessary for such party to comply with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations).

ARTICLE X
[RESERVED]

ARTICLE XI
MISCELLANEOUS

Section 11.01          Amendments and Waivers.

(a)         Except as set forth herein, (i) no amendment or modification of any provision of this Agreement or any other Transaction Document shall be effective without the written agreement of the Borrower and the Majority Lenders and, solely if such amendment or modification would adversely affect the rights or obligations of the Administrative Agent, the Servicer, the Account Bank or the Collateral Custodian, the written agreement of the

Administrative Agent, the Servicer, the Account Bank or the Collateral Custodian, as applicable and (ii) no termination or waiver of any provision of this Agreement or any other Transaction Document or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Administrative Agent and the Majority Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)          Notwithstanding the provisions of Section 11.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing (without payment thereon) the principal amount due and owing under any outstanding Advances under such Term Loan Series, or the Applicable Spread thereon, (ii) postponing any date for any payment of any Advance under such Term Loan Series, or the interest thereon, (iii) modifying the provisions of this Section 11.01 or the Definition of Majority Lenders or change any other provision specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights or make any determination or grant any consent, (iv) extending the Scheduled Maturity Date or Availability Period with respect to such Term Loan Series, (v) of any provision of Section 2.05, (vi) extend or increase any Commitment of any Lender, (vii) change Section 11.15 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby, (viii) waive any condition set forth in Section 3.02 or (ix) consent to the Borrower’s assignment or transfer of its rights and obligations under this Agreement or any other Transaction Document or release all or substantially all of the Collateral except as expressly authorized in this Agreement.

Section 11.02            Notices, Etc.  All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e‐mail) and faxed, e‐mailed or delivered, to each party hereto, at its address set forth below and with respect to the Initial Lender as set forth in the Letter Agreement:

If to the Borrower:	KREF Lending VII LLC 30 Hudson Yards, Suite 7500 New York, New York 10001 Attn: Patrick Mattson

With a copy to:	Simpson Thacher and Bartlett LLP 425 Lexington Avenue New York, NY, 10017 Attn: Adam Shapiro Email: AShapiro@stblaw.com

If to Holdings:	KREF Holdings VII LLC 30 Hudson Yards, Suite 7500 New York, New York 10001 Attn: Patrick Mattson

With a copy to:	Simpson Thacher and Bartlett LLP 425 Lexington Avenue New York, NY, 10017 Attn: Adam Shapiro Email: AShapiro@stblaw.com

If to the Servicer:	Midland Loan Services, a division of PNC Bank, National Association 10851 Mastin, Suite 300 Overland Park, KS 66210

With a copy to:	Stinson LLP 1201 Walnut Street Kansas City, Missouri 64108 Attn: Kenda K. Tomes Email: kenda.tomes@stinson.com

If to a Lender:	To the address on file with the Administrative Agent

If to the Administrative Agent:	Midland Loan Services, a division of PNC Bank, National Association 10851 Mastin, Suite 300 Overland Park, KS 66210

With a copy to:	Stinson LLP 1201 Walnut Street Kansas City, Missouri 64108 Attn: Kenda K. Tomes Email: kenda.tomes@stinson.com

If to the Collateral Custodian:	PNC Bank, National Association Attention: Jennifer Myers 3232 Newmark Drive Miamisburg OH 45342 Email Jennifer.Myers@pnc.com

With a copy to:	Stinson LLP 1201 Walnut Street Kansas City, Missouri 64108 Attn: Kenda K. Tomes Email: kenda.tomes@stinson.com

If to the Rating Agency:	DBRS, Inc. 333 W. Wacker Dr., Suite 1800 Chicago, IL 60606 Attn: CMBS Surveillance Email: cmbs.surveillance@dbrs.com or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received; provided, however, any notice sent pursuant to this Agreement may be provided by email only if such notice has also been provided by another method as described herein.

As further described herein, Seller and Buyer understand and agree that Servicer may provide certain notices, other than those required under Sections 8.01 or 7.02 hereof, to Seller, Buyer and Borrower through Portfolio Investor Insight® or Borrower Insight®, as applicable.

Section 11.03           No Waiver Remedies.  No failure on the part of the Administrative Agent or any Lender  to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.04           Binding Effect; Assignability; Multiple Lenders.

(a)          This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Collateral Custodian and their respective successors and permitted assigns. Each Lender and their respective successors and assigns may assign, or grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) or (ii) any Advance (or portion thereof) or any Term Loan Note (or any portion thereof) to any Eligible Assignee; provided that prior to an Event of Default, consent of the Borrower (such consent not to be unreasonably withheld) shall be required for a Lender to assign to any Person that is not an Affiliate of such Lender. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully‐executed Assignment and Assumption Agreement. The parties to any such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the Administrative Agent. Neither the Borrower nor the Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of the Lenders unless otherwise contemplated hereby. Nothing in this Agreement or the Assignment and Assumption Agreement can restrict or delay a Lender’s ability to assign or sell a participating in its interests hereunder to an Affiliate. No assignment or sale of a participation under this Section 11.04 shall be effective unless and until properly recorded in the Register or Participant Register, as applicable, pursuant to Section 2.11.

(b)          Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or under such Liquidity Agreement, or substitute any such pledgee or grantee for such Lender as a party hereto or to such Liquidity Agreement, as the case may be.

(c)          Each Indemnified Party shall be an express third party beneficiary of this Agreement.

Section 11.05           Term of This Agreement.  This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, Holding’s representations and covenants set forth in Articles IV and V, the Servicer’s representations, covenants and duties set forth in Articles IV, V and VI and the Collateral Custodian’s representations, covenants and duties set forth in Articles IV, V and XII shall remain in full force and effect until this Agreement has been terminated by the Borrower and the Facility Termination Date has occurred; provided that any representation and warranty made or deemed made hereunder survive the execution and delivery hereof and the provisions of Section 2.08, Section 2.09, Section 2.17, Section 11.07, Section 11.08 and Article VI, Article VIII, Article IX and Article XII shall be continuing and shall survive any termination of this Agreement.

Section 11.06          GOVERNING LAW; JURY WAIVER.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 11.07            Costs, Expenses and Taxes.

(a)          In addition to the rights of indemnification hereunder, the Borrower shall pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Servicer, the Account Bank and the Collateral Custodian incurred in connection with the pre Effective Date legal fees or pre-closing due diligence, preparation, execution, delivery, administration, syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees, disbursements and other charges of rating agency and accounting costs and fees, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lenders, the Servicer, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Servicer, the Account Bank, the Lenders and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and (ii) all reasonable out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Lenders, the Account Bank, the Servicer or the Collateral Custodian in connection with the enforcement or potential enforcement of its rights under this Agreement or any other Transaction Document and the other documents to be delivered hereunder or in connection herewith or in connection with the Advances made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)          The Borrower shall pay promptly in accordance with Applicable Law any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, or any other Transaction Documents, except any such Taxes or fees that are imposed as the result of any other present or former connection between any Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any loan made pursuant to this Agreement) with respect to an assignment (“Other Taxes”).

Section 11.08            Recourse Against Certain Parties.

(a)        No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith shall be had against any administrator of the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders or any Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.08 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent, the Lenders or any Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of the Lenders, the Servicer, the Collateral Custodian, the Account Bank, or the Administrative Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Servicer, the Collateral Custodian, the

Account Bank, the Administrative Agent, the Lenders or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders or any Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders or any Secured Party or of any such administrator, or any of them, for breaches by the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)       Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower or any other Person against the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders, or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)         No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(d)          The provisions of this Section 11.08 shall survive the termination of this Agreement.

Section 11.09            Execution in Counterparts; Severability; Integration.  This Agreement may be executed  in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e‐mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including Fee Letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letter delivered by the Servicer to the Administrative Agent .

Section 11.10          Consent to Jurisdiction; Service of Process.

(a)          Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)          Each of the Borrower and the Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Servicer, as applicable, at its address specified in Section 11.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 12.10 shall affect the right of the Lenders or the Administrative Agent to serve legal process in any other manner permitted by law.

Section 11.11          Confidentiality.

(a)         Each of the Administrative Agent, the Lenders, the Servicer, the Account Bank, and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of all Information (as defined below), including all Information regarding the business of the Borrower and the Servicer and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Information may be disclosed (i) to its Affiliates, accountants, investigators, auditors, attorneys or other agents, including any rating agency or valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein, and the agents of such Persons, taxing authorities and governmental agencies (“Excepted Persons”); provided that each Excepted Person is informed of the confidential nature of such Information and instructed to keep such Information confidential, (ii) as is required by Applicable Law, (iii) in accordance with the Servicing Standard, (iv) when required by any law, regulation, ordinance, court order or subpoena, (v) to the extent the Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Servicer (including the Loan Assets) hereunder so long as the Servicer does not identify the Borrower, any Lender or the Obligors or (vi) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. Notwithstanding the foregoing provisions of this Section 11.11(a), the Servicer may, subject to Applicable Law and the terms of any Loan Agreements, make available copies of the documents in the Loan Asset Files and such other documents it holds in its capacity as Servicer pursuant to the terms of this Agreement, to any of its creditors.

(b)          Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any Information with respect to it (i) to the Administrative Agent, the Lenders, the Servicer, the Account Bank or the Collateral Custodian by each other, (ii) by the Administrative Agent, the Lenders, the Account Bank, the Servicer and the Collateral Custodian to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential, or (iii) by the Administrative Agent, the Lenders, the Servicer, the Account Bank and the Collateral Custodian to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender or any Person providing financing to, or holding equity interests in, any Lender, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Administrative Agent, the Servicer, the Account Bank and the Collateral Custodian may disclose any such Information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)          Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all Information that is or becomes publicly known; (ii) disclosure of any and all Information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’, the Servicer’s or the Collateral Custodian’s business or that of their Affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Custodian, the Account Bank, or the Servicer or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party or (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower; (iii) any other disclosure authorized by the Borrower; or (iv) disclosure of any and all Information that becomes available to the Administrative Agent, any Lender, the Servicer, the Account Bank or the Collateral Custodian on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section 11.11.

(d)          The parties hereto and the Account Bank may disclose the existence of the Agreement, but not the financial terms hereof, including, without limitation, all fees and other pricing terms, all Events of Default, Servicer Termination Events, and priority of payment provisions, in each case except in compliance with this Section 11.11.

(e)         “Information” means all information received from the Borrower relating to the Borrower or its businesses, other than any such information that is available to the Administrative Agent, the Account Bank, the Servicer, Collateral Custodian, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.12          Non‐Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011‐4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11.12 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 11.13          Waiver of Set Off.

If an Event of Default has occurred and is continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such Obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. Each Lender shall notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application

Section 11.14          Headings and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 11.15          Ratable Payments.

If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it under any Term Loan Series (other than pursuant to Section 2.09 or Section 2.17) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders of such Term Loan Series, such Lender shall forthwith purchase from the other Lenders of such Term Loan Series such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 11.16         Failure of Borrower to Perform Certain Obligations. If the Borrower fails to perform any of its agreements or obligations under Section 5.01(r), the Majority Lenders may (but shall not be required to) appoint a designee to perform, or cause performance of, such agreement or obligation, and the expenses of the Majority Lenders incurred in connection therewith shall be payable by the Borrower promptly upon the Majority Lenders' demand therefore.

Section 11.17         Power of Attorney . Each of the Borrower and Holdings irrevocably authorizes the Servicer and the Administrative Agent and appoints the Servicer and the Administrative Agent, as applicable, as its attorney-in-fact to act on its behalf as set forth in Exhibit G hereto to file continuation financing statements reasonably necessary or desirable (as determined by the Administrative Agent acting at the direction of the Majority Lenders) to maintain the perfection and priority of the interest of Administrative Agent, for the benefit of the Secured Parties, in the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 11.19         Delivery of Termination Statements, Releases, etc.  Upon the occurrence of the Facility Termination Date, the Administrative Agent shall execute and deliver to the Servicer termination statements, reconveyances, releases and other documents and instruments of release as are necessary or appropriate to evidence the termination of the Liens securing the Obligations, all at the expense of the Borrower.

Section 11.20          Arranger.

The Arranger, in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement.

ARTICLE XII
COLLATERAL CUSTODIAN

Section 12.01           Designation of Collateral Custodian.

(a)          Initial Collateral Custodian. The role of Collateral Custodian with respect to the  Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01. Each of the Borrower and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b)         Successor Collateral Custodian.  Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 12.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 12.02            Duties of Collateral Custodian.

(a)          Appointment. The Borrower and the Administrative Agent and each Secured Party hereby appoint PNC Bank, National Association, to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)          Duties. The Collateral Custodian shall perform, on behalf of the Administrative Agent, the following duties and obligations:

(i)         The Collateral Custodian shall take and retain custody of the Loan Asset Files delivered by the Servicer and the Borrower pursuant to Section 3.02(a), Section 3.02(b) and Section 3.04(a) in accordance with the terms and conditions of this Agreement, all for the benefit of the Administrative Agent on behalf of the Secured Parties. Within ten Business Days of its receipt of the Loan Asset File for any Loan Asset, the Loan Asset Schedule and a hard copy of the related Loan Asset Checklist, the Collateral Custodian shall review such Loan Asset File to confirm that (A) all Required Loan Documents for such Loan Asset File have been executed (either an original or a copy, as indicated on the related Loan Asset Checklist) and have no mutilated pages, (B) filed stamped copies of the UCC and other filings identified on the related Loan Asset Checklist are included, (C) if listed on the related Loan Asset Checklist, a copy of an Insurance Policy or insurance certificate with respect to any real or personal property constituting the Underlying Collateral for such Loan Asset is included, and (D) the current balance, Loan Asset number and Obligor name, as applicable, with respect to such Loan Asset is referenced on the Loan Asset Schedule (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of a Loan Asset File hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Loan Asset File being delivered, identification number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Loan Asset File shall be limited to reviewing such Loan Asset File based on the information provided on the related Loan Asset Checklist. If, at the conclusion of such review, the Collateral Custodian shall determine that (i) the current balance of the Loan Asset with respect to which it has received the Loan Asset File is less than as set forth on the Loan Asset Schedule, the Collateral Custodian shall notify the Administrative Agent and the Servicer of such discrepancy within one Business Day, or (ii) any Review Criteria is not satisfied, the Collateral Custodian shall within one Business Day notify the Servicer and the Administrative Agent of such determination and provide the Servicer with a list of the non‐complying Loan Assets and the applicable Review Criteria that they fail to satisfy, which the Servicer shall promptly provide to the Borrower upon receipt of such. The Borrower shall have five Business Days after notice or knowledge thereof to correct any noncompliance with any Review Criteria. In addition, if requested in writing (in the form of Exhibit I) by the Servicer and approved by the Administrative Agent within 10 Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan Asset File which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Loan Asset File. Notwithstanding anything to the contrary contained herein, the

Collateral Custodian shall have no duty or obligation with respect to any Loan Asset Checklist delivered to it in electronic form.

(ii)          In taking and retaining custody of the Loan Asset Files, the Collateral Custodian shall be deemed to be acting as the agent of the Administrative Agent on behalf of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Loan Asset Files or the instruments therein; and provided, further, that, the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.

(iii)          All Loan Asset Files shall be kept in fire resistant vaults, rooms or cabinets at the locations specified on the address of the Collateral Custodian in Section 11.02, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least 30 days prior to such change. All Loan Asset Files shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Loan Asset Files on its inventory system and will not commingle the physical Loan Asset Files with any other files of the Collateral Custodian other than those, if any, relating to KREF and its Affiliates and subsidiaries; provided, however, the Collateral Custodian shall segregate any commingled files upon written request of the Administrative Agent.

(iv)        On the 12th calendar day of every Month (or if such day is not a Business Day, the next succeeding Business Day), the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan Asset for which it holds a Loan Asset File and the applicable Review Criteria that any Loan Asset File fails to satisfy.

(v)          Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(c)          (i)             The Collateral Custodian agrees to cooperate with the Administrative Agent and the Servicer and deliver any Loan Asset File to the Servicer or Administrative Agent (pursuant to a written request in the form of Exhibit I), as applicable, as requested in order to take any action that the Administrative Agent or the Servicer deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder or under any Transaction Document, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Servicer which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(ii)         The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii)         The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.

Section 12.03           Merger or Consolidation.

Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 12.04            Collateral Custodian Compensation.

As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Agent Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.05, provided that if such amounts are insufficient then Sections 12.12 and 11.07 shall be applicable. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 12.05, (ii) its resignation as Collateral Custodian pursuant to Section 12.07 of this Agreement or (iii) the termination of this Agreement; provided that the Collateral Custodian shall be entitled to any fees accrued and payable up to such date to the extent not previously paid.

Section 12.05            Collateral Custodian Removal.

The Administrative Agent may (upon the direction of the Majority Lenders) by written notice to the Collateral Custodian (the “Collateral Custodian Termination Notice”) terminate all of the rights, obligations, power and authority of the Collateral Custodian under this Agreement. On and after the receipt by the Collateral Custodian of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until the date specified in the Collateral Custodian Termination Notice (such date not to exceed 30 days after the date of such notice) or otherwise specified by the Administrative Agent or the Majority Lenders in writing or, if no such date is specified in such Collateral Custodian Termination Notice or otherwise specified by the Administrative Agent or the Majority Lenders, until a date mutually agreed upon by the Collateral Custodian and the Administrative Agent or the Majority Lenders. Upon any such removal, the Borrower and the Majority Lenders acting jointly shall appoint a successor Collateral Custodian (provided that the consent of the Borrower shall not be required after the occurrence, and during the continuance, of an Event of Default). If no successor Collateral Custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Initial Lender and the Borrower within 30 days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. No such resignation shall become effective until a Successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian in accordance with Section 12.05. The Collateral Custodian shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.05, any Fees accrued until such termination date as well as any other fees, amounts, expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter (the “Collateral Custodian Termination Expenses”). To the extent amounts held in the Collection Account and paid in accordance with Section 2.05 are insufficient to pay the Collateral Custodian Termination Expenses, the Borrower (and to the extent the Borrower fails to so pay, the Lenders ratably across all Term Loan Series then outstanding) agree to pay the Collateral Custodian Termination Expenses within 10 Business Days of receipt of an invoice therefor. After the earlier of (x) the termination date specified in the applicable Collateral Custodian Termination Notice and (y) 30 days thereafter as provided above, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Collateral Custodian, and the successor Collateral Custodian shall assume each and all of the Collateral Custodian’s obligations under this Agreement, on the terms and subject to the conditions herein set forth, and the Collateral Custodian shall use its commercially reasonable efforts to assist the successor Collateral Custodian in assuming such obligations.

Section 12.06            Limitation on Liability.

(a)          The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.

(b)         The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)          The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith, including, but not limited to, in connection any requirement to obtain certificated Pledged Equity from the Borrower or Holdings, except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d)          The Collateral Custodian makes no warranty or representation (except as expressly set forth in this Agreement) and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of any Loan Asset File, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Loan Assets. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)        The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f)          The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)          It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to a Loan Asset.

(h)         Subject in all cases to the last sentence of Section 12.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Final Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Final Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 12.07            Collateral Custodian Resignation.

The Collateral Custodian shall not resign from the obligations and duties hereby imposed on it except (a) upon the Collateral Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Custodian could take to make the performance of its duties hereunder permissible under Applicable Law or (b) upon at least 60 days’ prior notice to the other parties hereto. Upon any such resignation, the Borrower and the Majority Lenders acting jointly shall appoint a successor Collateral Custodian (provided that the consent of the Borrower shall not be required after the occurrence, and during the continuance, of an Event of Default). If no successor Collateral Custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Collateral Custodian within 30 days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. No such resignation shall become effective until a successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian. In the event Midland resigns in its role or is terminated as Servicer, Administrative Agent, the Account Bank and/or Collateral Custodian or Midland, as applicable, shall be deemed to have concurrently resigned or been terminated, as applicable, in its role as Servicer, Administrative Agent, the Account Bank and/or Collateral Custodian, as applicable, with no further action needed by any of the parties hereto; provided that, such resignation or termination, as applicable, shall comply with the requirements of this Agreement.

Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, the Collateral Custodian shall (i) be reimbursed for any costs, fees and expenses that the Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit I; provided that the Borrower shall consent to any successor Collateral Custodian appointed by the Administrative Agent at the direction of the Majority Lenders (such consent not to be unreasonably withheld).

Section 12.08            Release of Documents.

(a)          Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any Loan Asset, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit I, to release to the Servicer within two Business Days of receipt of such request, the related Loan Asset File or the documents set forth in such request. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian such Loan Asset File or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such enforcement or servicing no longer exists, unless the related Loan Asset is liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Administrative Agent, all in the form annexed hereto as Exhibit I.

(b)          Limitation on Release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.

Section 12.09            Return of Required Loan Documents.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Loan Asset File (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Administrative Agent hereunder pursuant to Section 2.12, in each case by submitting to the Collateral Custodian a written request in the form of Exhibit I (signed by both the Borrower and the Administrative Agent) specifying the Loan Asset File to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five Business Days, return the Loan Asset File so requested to the Borrower.

Section 12.10          Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer.

The Collateral Custodian shall provide to the Administrative Agent and the Servicer access to the Loan Asset Files and all other documentation regarding the Collateral Portfolio including in such cases where the Administrative Agent or Servicer is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days prior written request, (ii) during normal business hours and (iii) subject to the Collateral Custodian’s normal security and confidentiality procedures. Periodically on and after the Closing Date, the Administrative Agent may review the Servicer’s collection and administration of the Loan Asset Files in order to assess compliance by the Servicer with the Servicing Standard, as well as with this Agreement and may conduct an audit of the Loan Asset Files in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. Without limiting the foregoing provisions of this Section 12.10, from time to time (and, in any case, a minimum of three times during each fiscal year of the Servicer) upon reasonable notice to the Administrative Agent, the Collateral Custodian shall permit independent public accountants or other auditors appointed by the Servicer to conduct, at the expense of the Borrower, a review of the Loan Asset Files and all other documentation regarding the Collateral Portfolio.

Section 12.11          Bailment.

The Collateral Custodian agrees that, with respect to any Loan Asset File at any time or times in its possession or held in its name, the Collateral Custodian is the agent and bailee of the Administrative Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Administrative Agent’s security interest in the Collateral

Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

Section 12.12          Indemnification of the Collateral Custodian.

Each Lender agrees to indemnify the Collateral Custodian, ratably across all Term Loan Series then outstanding, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Custodian in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Collateral Custodian hereunder or thereunder; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Custodian’s gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders, the Lenders or the Borrower shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article XII.

[SIGNATURE PAGES INTENTIONALLY OMITTED]

EXHIBIT B

Exhibit D to Amended Loan and Servicing Agreement

[See Attached]

EXHIBIT D

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

[Date]

(KREF LENDING VII LLC)

To:         Midland Loan Services, a Division of PNC Bank, National Association,
as the Administrative Agent
10851 Mastin, Suite 300
 Overland Park, KS 66210
Attention: Executive Vice President – Division Head
Facsimile No.: (913) 253-9001
Email: NoticeAdmin@midlandls.com

Re:         Amended and Restated Loan and Servicing Agreement dated as of December 20, 2022

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Sections 2.02 and 3.02 of that certain Amended and Restated Loan and Servicing Agreement, dated as of December 20, 2022 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among KREF Holdings VII LLC, as Holdings, KREF Lending VII LLC, as the Borrower, PNC Bank, National Association, as the Collateral Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as the Servicer and the Administrative Agent, the Initial Lender, the other Lenders from time to time party thereto and KKR Capital Markets LLC, as the Sole Arranger.  Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

The undersigned, being a duly elected Responsible Officer of the Borrower and holding the office set forth below such officer’s name, hereby certifies as follows:

1.	The Borrower hereby requests an Advance under Term Loan Series [________].

2.	The Borrower hereby requests an Advance in the principal amount of $ ____________.

3.	The Borrower hereby requests that such Advance be made on the following date:[1] ____________.

4.
Attached to this Notice of Borrowing is a Borrowing Base Certificate for the applicable Term Loan Series, together with a true, correct and complete calculation of the applicable Borrowing Base[2] and all components thereof.

[1]	Pursuant to Section 2.02(b), two (2) U.S. Government Securities Business Days immediately following the date of delivery of the Notice of Borrowing.

[2]	Pursuant to Section 2.02(b), the Borrowing Base Certificate shall be updated to the date the Advance is requested and giving pro forma effect to the Advance requested and the use of proceeds thereof.

5.
[The Borrower has delivered, concurrently with the delivery of this Notice of Borrowing, a duly executed Advance Request containing a true, correct and complete list of all Loan Assets which will become part of the Collateral Portfolio on the date hereof.][3]

6.
All of the conditions applicable to the Advance requested herein as set forth in Article III of the Loan and Servicing Agreement have been satisfied and will remain satisfied on the date of such Advance.

7.	The Borrower hereby confirms that:

(i)
The representations and warranties contained in Sections 4.01, 4.02 and 4.06 of the Loan and Servicing Agreement are true and correct in all material respects before and after giving effect to such Advance and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);

(ii)	No Unmatured Event of Default or Event of Default has occurred and is continuing, or would result from such Advance or application of proceeds therefrom; and

(iii)
On and as of such Advance Date, after giving effect to such Advance and the addition to the Collateral Portfolio of any Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, the Advances Outstanding for the applicable Term Loan Series does not exceed the Maximum Availability for such Term Loan Series.

8.	The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate is true, correct and complete as of the date hereof.

[ATTACH BORROWING BASE CERTIFICATE AND LOAN ASSET SCHEDULE]

[3]	Pursuant to Section 2.02(b)(iv), to be included and a corresponding Advance Request to be delivered with respect to the Initial Advance relating to each Loan Asset.

IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing as of the date first written above.

KREF LENDING VII LLC,
as the Borrower
By:
Name:
Title: